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                                                                   Exhibit 10.48

                            CAMBRIDGE SCIENCE CENTER
                                       AND
                                245 FIRST STREET
                                245 FIRST STREET
                            CAMBRIDGE, MASSACHUSETTS


                      OFFICE AND LABORATORY LEASE AGREEMENT

                                     BETWEEN

   MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY
                                  ("LANDLORD")

                                       AND

                COMBINATORX, INCORPORATED, A DELAWARE CORPORATION
                                   ("TENANT")

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                      OFFICE AND LABORATORY LEASE AGREEMENT

          THIS OFFICE AND LABORATORY LEASE AGREEMENT (the "LEASE") is made and entered into as of October 18, 2005, by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and COMBINATORX, INCORPORATED, A DELAWARE CORPORATION ("TENANT"). The following exhibits and attachments are incorporated into and made a part of the Lease:
EXHIBIT A (Outline and Location of Premises), EXHIBIT A-1 (Outline and Location of Offering Space), EXHIBIT A-2 (Outline and Location of Refusal Space), EXHIBIT B (Expenses and Taxes), EXHIBIT C (Work Letter), EXHIBIT D (Building Rules and Regulations), EXHIBIT E (Additional Provisions), EXHIBIT F (Notice of Lease), EXHIBIT G (Letter of Credit Form) and EXHIBIT H (List of Environmental Substances).

1.   BASIC LEASE INFORMATION.

     1.01 "BUILDINGS" shall mean those buildings located at 245 First Street, Cambridge, Massachusetts 02142 and commonly known as Cambridge Science Center and 245 First Street, comprised of two buildings, the first being the science building (the "SCIENCE BUILDING") and the second being the office building (the "OFFICE BUILDING"). "RENTABLE SQUARE FOOTAGE OF THE BUILDING" is deemed to be 130,512 square feet with respect to the Science Building and 148,552 rentable square feet with respect to the Office Building. "RENTABLE SQUARE FOOTAGE OF THE BUILDINGS" is deemed to be 279,064 square feet.

     1.02 "PREMISES" shall mean the area shown on EXHIBIT A to this Lease. The Premises are located on the 4th floor of the Science Building and known as suite number 400 (the "LAB SPACE"), and on the 16th floor of the Office Building and known as suite number 1600 (the "OFFICE SPACE"). If the Premises include one or more floors in their entirety, all corridors and restroom facilities located on such full floor(s) shall be considered part of the Premises. The "RENTABLE SQUARE FOOTAGE OF THE PREMISES" is deemed to be 40,130 square feet (consisting of 22,095 rentable square feet of lab space on the 4th floor of the Science Building and 18,035 rentable square feet of office space on the 16th floor of the Office Building). Landlord and Tenant stipulate and agree that the Rentable Square Footage of the Buildings and the Rentable Square Footage of the Premises are correct.

     1.03 "BASE RENT": Lab Base Rent (as defined below) and Office Base Rent (as defined below) are sometimes collectively referred to as "BASE RENT".

               (a) LAB BASE RENT. The Base Rent for that portion of the Premises located in the Science Building ("LAB BASE RENT") shall commence on the Lab Space Commencement Date (as defined below) and shall be as follows:

                                            ANNUAL RATE                   MONTHLY
                       PERIOD             PER SQUARE FOOT                BASE RENT
               -------------------------------------------------------------------------
                 12/1/06 - 11/30/11           $  48.00                 $   88,380.00
                 12/1/11 - 11/30/16           $  53.00                 $   97,586.25

               (b) OFFICE BASE RENT. The Base Rent for that portion of the Premises located in the Office Building ("OFFICE BASE RENT") shall commence on the Office Space Commencement Date (as defined below) and shall be as follows:

                                            ANNUAL RATE                   MONTHLY
                       PERIOD             PER SQUARE FOOT                BASE RENT
               -------------------------------------------------------------------------
                 9/1/06 - 8/31/11             $  30.00                 $   45,087.50
                 9/1/11 - 11/30/16            $  35.00                 $   52,602.08

     1.04 "TENANT'S PRO RATA SHARE FOR THE OFFICE BUILDING": 12.1405%. "TENANT'S PRO RATA SHARE FOR THE SCIENCE BUILDING": 16.9295%. "TENANT'S PRO RATA SHARE FOR THE BUILDINGS": 14.3802%.

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     1.05      "BASE YEAR" for Office Taxes (defined in EXHIBIT B): Fiscal Year
               (defined below) 2007 (e.g., July 1, 2006 to June 30, 2007).

               "BASE YEAR" for Office Expenses (defined in EXHIBIT B): calendar year 2006.

               For purposes hereof, "FISCAL YEAR" shall mean the Base Year for Office Taxes and each period of July 1 to June 30 thereafter.

     1.06 "TERM": A period of 10 years from the Lab Space Commencement Date (as defined below). With respect to the Office Space, the Term shall commence on September 1, 2006 (the "OFFICE SPACE COMMENCEMENT DATE") and with respect to the Lab Space, the Term shall commence on December 1, 2006 (the "LAB SPACE COMMENCEMENT DATE") and, unless terminated early in accordance with this Lease, end with respect to the entire Premises on November 30, 2016 (the "TERMINATION DATE"). In addition, if Tenant is entitled to register or record a notice or memorandum of this Lease pursuant to the terms of Section 1.18, Landlord and Tenant shall also execute and Tenant may register or record, as appropriate, at Tenant's cost and expense, a Notice of Lease in the form attached as EXHIBIT F.

     1.07 Tenant allowance for the Lab Space: an amount not to exceed $3,203,775.00, as further described in the attached EXHIBIT C.

               Tenant allowance for the Office Space: an amount not to exceed $811,575.00, as further described in the attached EXHIBIT C.

     1.08      "SECURITY DEPOSIT": $0.00.

     1.09 "GUARANTOR(S)": As of the date of this Lease, there are no Guarantors.

     1.10      "BROKER(S)": Richards Barry Joyce & Partners.

     1.11 "PERMITTED USE": With respect to the Office Space, general office use, and, with respect to the Lab Space, technical office for research and development, laboratory and research facility.

     1.12      "NOTICE ADDRESS(ES)":

               Landlord:                                Tenant:

               MA-Riverview/245 First Street, L.L.C.    Prior to the Office Space Commencement Date:
               c/o Equity Office
               100 Summer Street                        CombinatoRx, Incorporated
               Boston, Massachusetts 02110              650 Albany Street
               Attention: Property Manager              Boston, Massachusetts 02118
                                                        Attn: Pres/CEO/VP and Treasurer

                                                        From and after the Office Space
                                                        Commencement Date:

                                                        At the Office Space

               A copy of any notices to Landlord shall be sent to Equity Office, Two North Riverside Plaza, Suite 2100, Chicago, IL 60606, Attn:
               Managing Counsel - Boston Region. A copy of any notices whereby Landlord is notifying Tenant of a Tenant Default under the Lease shall be sent to:

               Peter B. Finn, Esq. and Managing Partner
               Rubin and Rudman LLC
               50 Rowes Wharf
               Boston, MA 02110

               If any additional person listed above fails to receive the copy of the notice of Tenant default, the validity of the notice served on Tenant shall not be affected thereby.

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     1.13      "BUSINESS DAY(S)" are Monday through Friday of each week,
               exclusive of New Year's Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day ("HOLIDAYS"). Landlord may designate additional Holidays that are commonly recognized by other office buildings in the area where the Buildings are located. "BUILDINGS SERVICE HOURS" are 8:00 A.M. to 6:00 P.M. on Business Days and 8:00 A.M. to 1:00 P.M. on Saturdays.

     1.14      "LANDLORD WORK": Intentionally Omitted.

     1.15 "PROPERTY" means the Buildings and the parcel(s) of land on which they are located and, at Landlord's discretion, any parking facilities and other improvements, if any, serving the Building or Buildings and the parcel(s) of land on which they are located.

     1.16 Notwithstanding anything to the contrary contained in Section 12 of the Lease, Landlord shall have the right to require Tenant to post a performance or payment bond in connection with any work or service done or purportedly done by or for the benefit of Tenant. Tenant acknowledges and agrees that all such work or service is being performed for the sole benefit of Tenant and not for the benefit of Landlord.

     1.17      The following shall be the last sentence of Section 20 of the
               Lease: "WITHOUT LIMITING THE FOREGOING, IN NO EVENT SHALL LANDLORD OR ANY MORTGAGEES OR LANDLORD RELATED PARTIES EVER BE LIABLE FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES OR ANY LOST PROFITS OF TENANT."

     1.18 Tenant shall not record this Lease or any memorandum or notice without Landlord's prior written consent; provided, however, Landlord agrees to consent to the recordation or registration of a memorandum or notice of this Lease, at Tenant's cost and expense (and in a form reasonably satisfactory to Landlord), if the initial term of this Lease or the initial term plus renewal terms granted exceed, in the aggregate, 7 years. If this Lease is terminated before the Term expires, upon Landlord's request the parties shall execute, deliver and record an instrument acknowledging the above and the date of the termination of this Lease, and Tenant appoints Landlord its attorney-in-fact in its name and behalf to execute the instrument if Tenant shall fail to execute and deliver the instrument after Landlord's request therefor within 10 days.

     1.19 "LETTER OF CREDIT": $2,500,000.00, as described in Section 1 of EXHIBIT E attached hereto.

2.   LEASE GRANT.

     The Premises are hereby leased to Tenant from Landlord, together with the right to use any portions of the Property that are designated by Landlord for the common use of tenants and others (the "COMMON AREAS").

3.   INITIAL ALTERATIONS/POSSESSION.

     3.01 Tenant shall complete the Initial Office Alterations and the Initial Lab Alterations (as such terms are defined in the Work Letter attached hereto as EXHIBIT C) in accordance with the terms and provisions of the Work Letter. Landlord shall pay the Office Allowance for the Initial Office Alterations and the Lab Allowance for the Initial Lab Alterations in accordance with the Work Letter.

     3.02 Subject to Landlord's obligations under Section 9.02 herein, the Premises are accepted by Tenant in "as is" condition and configuration without any representations or warranties by Landlord. By taking possession of the Premises, Tenant agrees that the Premises are in good order and satisfactory condition. If Tenant occupies the Office Space for the conduct of its business therein before the Office Space Commencement Date (the "OFFICE SPACE OCCUPANCY"), during the period commencing on the first day of the Office Space Occupancy and ending on the day preceding the Office Space Commencement Date (the "OFFICE SPACE OCCUPANCY PERIOD"), Tenant shall not be required to pay Rent (as hereinafter defined) with respect to the Office Space, provided however, during the Office Space Occupancy Period, Tenant shall be subject to the terms and conditions of this Lease and Tenant shall pay the actual costs of electricity used by Tenant in the Office Space and the

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actual costs Landlord incurs for the janitorial service provided by Landlord in accordance with Section 7 herein for cleaning the Office Space (collectively, the "OFFICE SPACE OCCUPANCY COSTS") together with the costs of any special services requested by Tenant (e.g. freight elevator usage). Except for the cost of special services requested by Tenant with respect to the Office Space, Tenant shall not be required to pay Rent or Office Space Occupancy Costs for any days of possession before the Office Space Occupancy Period during which Tenant, with the approval of Landlord, is in possession of the Office Space for the sole purpose of performing improvements or installing furniture, equipment or other personal property. If Tenant occupies the Lab Space for the conduct of its business therein before the Lab Space Commencement Date (the "LAB SPACE OCCUPANCY"), during the period commencing on the first day of the Lab Space Occupancy and ending on the day preceding the Lab Space Commencement Date (the "LAB SPACE OCCUPANCY PERIOD"), Tenant shall not be required to pay Rent (as hereinafter defined) with respect to the Lab Space, provided however, during the Lab Space Occupancy Period, Tenant shall be subject to the terms and conditions of this Lease and Tenant shall pay the actual costs of the Science Building Services (as defined in Section 7 herein) set forth in Section 7 herein (collectively, the "LAB SPACE OCCUPANCY COSTS") together with the cost of any special services requested by Tenant (e.g. freight elevator usage). Except for the cost of services requested by Tenant with respect to the Lab Space, Tenant shall not be required to pay Rent or Lab Space Occupancy Costs for any days of possession before the Lab Space Occupancy Period during which Tenant, with the approval of Landlord, is in possession of the Lab Space for the sole purpose of performing improvements or installing furniture, equipment or other personal property.

4.   RENT.

     4.01 Commencing on the Office Space Commencement Date with respect to the Office Space and the Lab Space Commencement Date with respect to the Lab Space, Tenant shall pay Landlord, without any setoff or deduction, unless expressly set forth in this Lease, all Office Base Rent and Additional Rent due with respect to the Office Space and all Lab Base Rent and Additional Rent due with respect to the Lab Space for the Term (collectively referred to as "RENT"). "ADDITIONAL RENT" means all sums (exclusive of Base Rent) that Tenant is required to pay Landlord under this Lease. Tenant shall pay and be liable for all rental, sales and use taxes (but excluding income taxes), if any, imposed upon or measured by Rent. Base Rent and recurring monthly charges of Additional Rent shall be due and payable in advance on the first day of each calendar month without notice or demand, provided that (i) the installment of Office Base Rent for the first full calendar month of the Term with respect to the Office Space (i.e., September, 2006) and the first monthly installment of Additional Rent for Office Expenses and Office Taxes with respect to the Office Space shall be payable on or before the Office Space Commencement Date, and (ii) the installment of Lab Base Rent for the first full calendar month of the Term with respect to the Lab Space (i.e., December, 2006) and the first monthly installment of Additional Rent for Lab Expenses (as defined in EXHIBIT B) and Lab Taxes (as defined in EXHIBIT B) with respect to the Lab Space shall be payable on or before the Lab Space Commencement Date. All other items of Rent shall be due and payable by Tenant on or before 30 days after billing by Landlord. Rent shall be made payable to the entity, and sent to the address, Landlord designates and shall be made by good and sufficient check or by other means acceptable to Landlord. Tenant shall pay Landlord an administration fee equal to 5% of all past due Rent, provided that Tenant shall be entitled to a grace period of 5 Business Days for the first 2 late payments of Rent in a calendar year. In addition, past due Rent shall accrue interest at 12% per annum. Landlord's acceptance of less than the correct amount of Rent shall be considered a payment on account of the earliest Rent due. Rent for any partial month during the Term shall be prorated. No endorsement or statement on a check or letter accompanying payment shall be considered an accord and satisfaction. Tenant's covenant to pay Rent is independent of every other covenant in this Lease.

     4.02 Tenant shall pay Tenant's Pro Rata Share of Office Taxes and Office Expenses with respect to the Office Space and Tenant's Pro Rata Share of Lab Taxes and Lab Expenses with respect to the Lab Space in accordance with EXHIBIT B of this Lease.

5.   COMPLIANCE WITH LAWS; USE.

     The Premises shall be used for the Permitted Use and for no other use whatsoever. Tenant shall comply with all statutes, codes, ordinances, orders, rules and regulations of any municipal or governmental entity whether in effect now or later, including the Americans with Disabilities Act ("LAW(S)"), regarding the operation of Tenant's business and the use, condition, configuration and occupancy of the Premises. In addition, Tenant shall, at its sole cost and expense, promptly comply with any Laws that relate to the "Base Building" (defined below), but only to the extent such obligations are triggered by Tenant's use of the Premises, other than for

                                        4
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general office use (or, with respect to the Lab Space, any other Permitted Use), or Alterations or improvements in the Premises performed or requested by Tenant. "BASE BUILDING" shall include the structural portions of the Buildings, the public restrooms and the Buildings mechanical, electrical and plumbing systems and equipment located in the internal core of the Buildings on the floor or floors on which the Premises are located. Except to the extent properly included in Expenses, Landlord shall be responsible for the cost of correcting any violations of Title III of the Americans with Disabilities Act (ADA) with respect to the Common Areas of the Buildings. Landlord shall comply with all other Laws relating to the Common Areas of the Buildings, provided that compliance with such Laws is not the responsibility of Tenant under this Lease, and provided further that Landlord's failure to comply therewith would prohibit Tenant from obtaining or maintaining a certificate of occupancy, or its equivalent, for the Premises, or would unreasonably and materially affect the safety of Tenant's employees or create a significant health hazard for Tenant's employees. Notwithstanding the foregoing, Landlord shall have the right to contest any alleged violation in good faith, including, without limitation, the right to apply for and obtain a waiver or deferment of compliance, the right to assert any and all defenses allowed by Law and the right to appeal any decisions, judgments or rulings to the fullest extent permitted by Law.
Landlord, after the exhaustion of any and all rights to appeal or contest, will make all repairs, additions, alterations or improvements necessary to comply with the terms of any final order or judgment. Tenant shall promptly provide Landlord with copies of any notices it receives regarding an alleged violation of Law. Tenant shall reimburse and compensate Landlord for all expenditures made by, or damages or fines sustained by, Landlord due to any violations of Laws by Tenant or any Tenant Related Parties with respect to the Premises. Tenant shall comply with the rules and regulations of the Buildings attached as EXHIBIT D and such other reasonable rules and regulations adopted by Landlord from time to time, including rules and regulations for the performance of Alterations
(defined in Section 9). Tenant shall obtain and pay for all permits and shall promptly take all actions necessary to comply with all Laws, including, without limitation, the Occupational Safety and Health Act, regulating Tenant's specific use of the Premises or the Property. Tenant shall maintain in full force and effect all certifications or permissions to provide its services required by any authority having jurisdiction to authorize, franchise or regulate such services. Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits directly relating or incident to: the conduct of its specific activities on the Premises; its scientific experimentation, transportation, storage, handling, use and disposal of any chemical or radioactive or bacteriological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or medical waste, including without limitation the obtaining of an industrial discharge permit from the Massachusetts Water Resources Authority; its conduct of animal research activities; and its storage of fuel, chemicals, or other regulated materials permitted hereunder. Within 10 Business Days of a request by Landlord, Tenant shall furnish Landlord with copies of all such permits, together with a certificate certifying that such permits are all of the permits which Tenant is required to maintain with respect to the Premises.

6.   SECURITY DEPOSIT.

     The Security Deposit, if any, shall be delivered to Landlord upon the execution of this Lease by Tenant and held by Landlord without liability for interest (unless required by Law) as security for the performance of Tenant's obligations. The Security Deposit is not an advance payment of Rent or a measure of damages. Landlord may use all or a portion of the Security Deposit to satisfy past due Rent or to cure any Default (defined in Section 18) by Tenant, or to satisfy any other loss or damage resulting from Tenant's Default as provided in
Section 19. If Landlord uses any portion of the Security Deposit, Tenant shall, within 5 days after demand, restore the Security Deposit to its original amount. Landlord shall return any unapplied portion of the Security Deposit to Tenant within 45 days after the later to occur of: (a) determination of the final Rent due from Tenant; or (b) the later to occur of the Termination Date or the date Tenant surrenders the Premises to Landlord in compliance with Section 25. Landlord may assign the Security Deposit to a successor or transferee and, following the assignment, Landlord shall have no further liability for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit separate from its other accounts.

7.   BUILDING SERVICES.

     7.01   OFFICE BUILDING.

     (a) Landlord shall furnish Tenant with the following services in the Office Building: (a) water for use in the Base Building lavatories; (b) customary heat and air conditioning in season during Buildings Service Hours, although Tenant shall have the right to receive HVAC service during hours other than Buildings Service Hours by paying Landlord's then standard charge for

                                        5
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additional HVAC service and providing such prior notice as is reasonably specified by Landlord; (c) standard janitorial service on Business Days; (d) elevator service; (e) electricity in accordance with the terms and conditions in
Section 7.01(b); (f) access to the Office Building for Tenant and its employees 24 hours per day/7 days per week, subject to the terms of this Lease and such protective services or monitoring systems, if any, as Landlord may reasonably impose, including, without limitation, sign-in procedures and/or presentation of identification cards; and (g) such other services as Landlord reasonably determines are necessary or appropriate for the Property.

     (b) Without the consent of Landlord, Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Buildings Service Hours or overall load, that which Landlord reasonably deems to be standard for the Office Building. Landlord shall have the right to measure electrical usage by commonly accepted methods, including the installation of measuring devices such as submeters and check meters. If it is determined that Tenant is using excess electricity, Tenant shall pay Landlord Additional Rent for the cost of such excess electrical usage and for the cost of purchasing and installing the measuring device(s).

     7.02 SCIENCE BUILDING. Landlord agrees to furnish Tenant with the following services and facilities (the "SCIENCE BUILDING SERVICES") in the Science Building:

     HVAC System: The HVAC system shall be comprised of a central chilled water system, condenser water system, hot water heating system and custom air-handling units.

     Air Handling Units: Custom-built air handlers shall deliver approximately
     1.75 CFM per SF of 100% outdoor air to the Lab Space. Two units are located outdoors on the Annex roof. The remaining unit is indoors, located on level 3B of the Annex, and serves the Annex levels 1 and 2. The units are sized to provide 100% outside air to the space. The units are complete with double wall construction, dual supply fans, variable frequency drives, filter section with 30% and 85% filters, chilled water coil and hot water coil. The supply air is distributed via medium pressure supply duct main through the Science Building; the medium pressure duct is stubbed out approximately 3' from the shaft on each floor for future tenant fit-up. Variable frequency drives on the supply fans are provided to vary the supply to the space as part of the Variable Air Volume (VAV) supply air/exhaust air system.

     Chilled Water: Chilled water shall be provided from a 1200-ton central chilled water plant located on the first floor of the Annex. The system shall consist of water-cooled centrifugal chillers, cooling towers mounted on the Annex roof, and a pumping system, piping and controls. Chilled water pumps shall be constant volume and shall run 24/7.

     Cooling Tower: The cooling tower/condenser water system shall consist of cooling towers, pumps, piping and controls. The cooling tower/condenser water system is sized for an additional 25% capacity for tenant supplemental cooling. The piping distribution shall include vertical risers, capped and valved on each floor, for tenant usage. Condenser water pumps shall be constant volume and shall run 24/7. Condenser water fans shall be equipped with VFD's. Tenant's condenser water system shall be isolated from the primary condenser water loop and the secondary pumping system shall have VFD's provided with the pumps.

     Heating: Hot water shall be provided by gas-fired boilers. The system is complete with primary/secondary pumping, piping and controls. Piping shall include piping to the rooftop units as well as vertical risers in the Science Building, capped and valved on each floor for future tenant fit-up. Differential bypass shall be provided with constant volume secondary pumps. All future tenant reheat and hot water coils will be two-way control. Heating only is provided in areas reserved for Tenant's equipment and storage. Any cross ventilation and/or cooling required in these areas shall be provided by Tenant, based on equipment installed by Tenant.

     Plumbing System: The plumbing system shall consist of water service and gas service into the Science Building, storm drainage system, toilet cores and janitor's closets, as well as locations for tenant PH neutralization systems on the first floor. Showers shall be provided at the first floor bathroom for tenant fitness use.

     Domestic Water: Domestic water shall be distributed to toilet cores and mechanical penthouse as required. Centralized risers shall also be provided for use as part of tenant fit up. Domestic water is complete with booster pump to provide sufficient water pressure at all floors.

     Gas: The gas service into the Science Building shall be sized to meet the base building requirements and future tenant loads. Tenant is responsible for its own gas metering.

     Electrical System: Electric service to the Science Building shall be via an exterior Nstar substation (primary switchgear and pad-mounted transformer) located behind a secure screened wall area. The substation is provided with a dual feed primary electric service (normal and standby) with automatic transfer. The Science Building electric service provided is 480/277 volt, 3-phase, 4-wire at 4000 ampere. The overall electric service size for the Science Building is approximately 27 watts per square foot. Without the consent of Landlord, Tenant's use of electrical service shall not exceed, either in voltage, rated capacity, use beyond Buildings Service Hours or overall load, that which Landlord reasonably deems to be standard for the Science Building.

     Distribution: Within the Science Building core, a bus duct riser for Tenant's use shall provide approximately 15 watts per SF
     (lighting/receptacles/lab equipment) for lab space. Tenant shall be responsible for its own electric metering and distribution from each floor's respective un-metered bus duct to Tenant's space.

     Generator: The Science Building shall be provided with a 300Kw diesel fired life safety generator. The generator shall serve the fire pump, smoke control system, fire alarm, system, elevator, emergency egress and exit lighting.

     Tel/Data: Telephone service to the Science Building shall be established with a main distribution feed on the first floor and distributed to stacked tel/data rooms located on each floor. High-speed fiber data service shall also be provided to the first floor communications closet. Tenant shall be responsible for installing high-speed fiber data service from the first floor communications closet to its Premises.

     Fire Protection: Fire protection system consists of service into the Science Building, fire department connection, and distribution throughout the Science Building. Sprinkler distribution shall be provided in finished common areas and provided as required by code in vacant Tenant spaces. Modification to sprinkler piping and distribution shall be performed by Tenant to suit its layout and hazard index.

     Fire Alarm: The fire alarm system shall be an expandable addressable high-rise system. Common areas are complete with detection and notification and annunciation devices as required.

     Cleaning: Tenant shall provide its own cleaning services to the Lab Space according to cleaning standards generally prevailing in comparable research and development buildings in the City of Cambridge and according to any cleaning specifications adopted by Landlord from time to time during the Term of this Lease.

     Access System: The Science Building shall have a card access system for access to the Science Building.

     7.03 Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for separately metered electricity (Office Building and Science Building), separately check metered gas (Office Building and Science Building), separately check metered water and sewer charges (Science Building), telephone (Office Building and Science Building) and other separately metered or check metered utilities or services used or consumed on the Premises whether called charge, tax, assessment, fee or otherwise including, without limitation, all such charges to be paid as the service from time to time becomes due. In addition, Tenant shall pay to Landlord when billed the cost of metered gas and electrical service for the base building air, chilled water, and heated water provided to the Lab Space. As part of Tenant's Initial Lab Alterations to the Lab Space, Tenant shall install in accordance with specifications provided by Landlord, at Tenant's sole cost and expense, separate meters and wiring to measure and bill Tenant for the utilities used in each space. The meters and checkmeters in the Lab Space shall include, without limitation, airflow sensors in the main duct and BTU meters in the hot water and condenser water lines entering the Lab Space, as well as checkmeters for water and sewer and gas service. As part of Tenant's Initial Office Alterations to the Office Space, Tenant shall install in accordance with specifications provided by Landlord, at Tenant's sole cost and expense, separate meters and wiring to measure and bill Tenant for the electricity used in the Office Space.

     7.04 Landlord's failure to furnish, or any interruption, diminishment or termination of services due to the application of Laws, the failure of any equipment, the performance of

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

repairs, improvements or alterations, utility interruptions or the occurrence of an event of Force Majeure (defined in Section 26.03) (collectively a "SERVICE FAILURE") shall not render Landlord liable to Tenant, constitute a constructive eviction of Tenant, give rise to an abatement of Rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement. However, if the Premises, or a material portion of the Premises, are made untenantable by reason of Landlord's fault or neglect for a period in excess of 3 consecutive Business Days as a result of a Service Failure that is reasonably within the control of Landlord to correct, then Tenant, as its sole remedy, shall be entitled to receive an abatement of Rent payable hereunder during the period beginning on the 4th consecutive Business Day of the Service Failure and ending on the day the service has been restored. If the entire Premises have not been rendered untenantable by the Service Failure, the amount of abatement shall be equitably prorated. For purposes hereof, the Office Space will be deemed to be "untenantable" if the Office Space is not fit for occupancy for general office use (without regard to Tenant's particular use of the Office Space), and the Lab Space will be deemed to be "untenantable" if the Lab Space is not fit for occupancy for use as a technical office for research and development, laboratory and research facilities (without regard to Tenant's particular use of the Lab Space).

8.   LEASEHOLD IMPROVEMENTS.

     All improvements in and to the Premises, including, without limitation, standard installed lab equipment and any Alterations (defined in Section 9.03) (collectively, "LEASEHOLD IMPROVEMENTS") shall remain upon the Premises at the end of the Term without compensation to Tenant, provided that Tenant, at its expense, in compliance with the National Electric Code or other applicable Law, shall remove any Cable (defined in Section 9.01 below). In addition, Landlord, by written notice to Tenant at least 30 days prior to the Termination Date, may require Tenant, at its expense, to remove any Alterations that, in Landlord's reasonable judgment, are of a nature that would require removal and repair costs that are materially in excess of the removal and repair costs associated with standard office or laboratory improvements (the Cable and such other items collectively are referred to as "REQUIRED REMOVABLES"). Required Removables shall include, without limitation, internal stairways, raised floors, personal baths and showers, vaults, rolling file systems and structural alterations and modifications. The Required Removables shall be removed by Tenant before the Termination Date. Tenant shall repair damage caused by the installation or removal of Required Removables. If Tenant fails to perform its obligations in a timely manner, Landlord may perform such work at Tenant's expense. Tenant, at the time it requests approval for a proposed Alteration, including any Initial Office Alterations or Initial Lab Alterations, as such terms may be defined in the Work Letter attached as EXHIBIT C, may request in writing that Landlord advise Tenant whether the Alteration, including any Initial Office Alterations or Initial Lab Alterations, or any portion thereof, is a Required Removable. Within 10 days after receipt of Tenant's request, Landlord shall advise Tenant in writing as to which portions of the alteration or other improvements are Required Removables. All specialized equipment, trade fixtures and furnishings not attached to the Premises shall remain the property of Tenant and must be removed by Tenant upon termination or expiration of this Lease. Notwithstanding any provision hereof to the contrary, the following shall constitute personal property of Tenant which shall be removed by Tenant upon termination or expiration of this Lease, absent the express agreement of Landlord and Tenant to the contrary: all moveable personal property, and furniture, furnishings and equipment, such as computers, servers, phone system, work stations, power poles, desks, tables, chairs, projectors, and lab equipment such as portable freezers, refrigerators, mixers, centrifuges, biosafety cabinets, cage washers, autoclaves, stirrers, rotors, ovens, incubators, cell sorters, flow Cytometers, microscopes, water baths, unaffixed lab tables, pumps, gas cylinders, and regulators. It is expressly understood and agreed that the following shall become the property of Landlord upon the installation thereof and shall remain on the Premises upon termination or expiration of this Lease: generators, fume hoods, and affixed tables, benches and cabinets (except for biosafety cabinets).

9.   REPAIRS AND ALTERATIONS.

     9.01 Tenant shall periodically inspect the Premises to identify any conditions that are dangerous or in need of maintenance or repair. Tenant shall promptly provide Landlord with notice of any such conditions. Tenant shall, at its sole cost and expense, perform all maintenance and repairs to the Premises that are not Landlord's express responsibility under this Lease, and keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant's repair and maintenance obligations include, without limitation, repairs to: (a) floor covering; (b) interior partitions; (c) doors; (d) the interior side of demising walls; (e) electronic, fiber, phone and data cabling and related equipment that is installed by or for the exclusive benefit of Tenant (collectively, "CABLE"); (f) supplemental air conditioning units, kitchens, including hot water heaters, plumbing, and similar facilities exclusively serving Tenant;

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

and (g) Alterations. Subject to the terms of Section 15 below, to the extent Landlord is not reimbursed by insurance proceeds, Tenant shall reimburse Landlord for the cost of repairing damage to the Buildings caused by the acts of Tenant, Tenant Related Parties and their respective contractors and vendors. If Tenant fails to make any repairs to the Premises for more than 15 days after notice from Landlord (although notice shall not be required in an emergency), Landlord may make the repairs, and Tenant shall pay the reasonable cost of the repairs, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

     9.02 Landlord shall keep and maintain in good repair and working order and perform maintenance upon the: (a) structural elements of the Buildings; (b) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Buildings in general; (c) Common Areas; (d) roof of the Buildings;
(e) exterior windows of the Buildings; and (f) elevators serving the Buildings. Landlord shall promptly make repairs for which Landlord is responsible.

     9.03 Tenant shall not make alterations, repairs, additions or improvements or install any Cable (collectively referred to as "ALTERATIONS") without first obtaining the written consent of Landlord in each instance, which consent shall not be unreasonably withheld, conditioned or delayed. However, Landlord's consent shall not be required for any Alteration that satisfies all of the following criteria (a "COSMETIC ALTERATION"): (a) is of a cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting; (b) is not visible from the exterior of the Premises or Buildings; (c) will not affect the Base Building; and (d) does not require work to be performed inside the walls or above the ceiling of the Premises. Cosmetic Alterations shall be subject to all the other provisions of this Section 9.03. Prior to starting work, Tenant shall furnish Landlord with plans and specifications; names of contractors reasonably acceptable to Landlord (provided that Landlord may designate specific contractors with respect to Base Building); required permits and approvals; evidence of contractor's and subcontractor's insurance in amounts reasonably required by Landlord and naming Landlord as an additional insured; and any security for performance in amounts reasonably required by Landlord. Changes to the plans and specifications must also be submitted to Landlord for its approval. Alterations shall be constructed in a good and workmanlike manner using materials of a quality reasonably approved by Landlord. Tenant shall reimburse Landlord for any sums paid by Landlord for third party examination of Tenant's plans for non-Cosmetic Alterations. In addition, if the proposed Alteration(s) involve the Base Building or require work to be performed inside the walls or above the ceiling of the Premises, then Tenant shall pay Landlord a fee for Landlord's oversight and coordination of any such non-Cosmetic Alterations equal to 10% of the cost of the non-Cosmetic Alterations. Upon completion, Tenant shall furnish "as-built" plans for non-Cosmetic Alterations, completion affidavits and full and final waivers of lien. Landlord's approval of an Alteration shall not be deemed a representation by Landlord that the Alteration complies with Law.

     Subject to the Landlord's prior review and approval, and further subject to the terms and provisions of this Lease, Landlord shall permit Tenant to install, at Tenant's sole cost and expense, conduit between the Lab Space and the Office Space at such locations as Landlord may reasonably determine. Tenant shall have the exclusive right and obligation to install, maintain, use and remove such conduit and the corresponding Cable installed and utilized in connection therewith. The conduit and Cable between the Lab Space and the Office Space must be tagged in the telecom closet on each floor with a label showing Tenant's name, phone number and suite number. The precise specifications and a general description of the conduit and Cable along with all documents Landlord reasonably requires to review the installation of the conduit and Cable shall be submitted to Landlord for Landlord's written approval no later than 20 days before Tenant commences to install the conduit and/or the Cable. If Landlord determines that the conduit and/or the Cable does not comply with the Landlord approved plans and specifications, that the Building has been damaged during installation of the conduit and/or the Cable, that the installation was defective or that the conduit and/or the Cable needs to be repaired or replaced, Landlord shall notify Tenant of any noncompliance or detected problems and Tenant immediately shall cure the defects. If the Tenant fails to immediately cure the defects, Tenant shall pay to Landlord upon demand the cost, as reasonably determined by Landlord, of correcting any defects and repairing any damage to the Building caused by such installation.

     It shall be a condition of Landlord's approval of the Initial Office Alterations, the Initial Lab Alterations, and of any subsequent Alterations involving MEP systems, that Tenant provide Landlord with (a) a certification of an acoustical engineer satisfactory to Landlord that all equipment installed by Tenant, when evaluated in the context of the anticipated use of the entire Property, will comply with the City of Cambridge Noise Ordinance, and (b) a certification

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

from a qualified engineer satisfactory to Landlord that the equipment installed by Tenant will meet all applicable legal requirements, and will not result in the reentrainment of exhaust into Base Building systems.

10.  ENTRY BY LANDLORD; RESERVATION OF CERTAIN RIGHTS.

     Landlord may enter the Premises to inspect, show or clean the Premises, or to perform or facilitate the performance of repairs, alterations or additions to the Premises or any portion of the Buildings or to inspect and conduct tests in order to monitor Tenant's compliance with legal requirements governing environmental substances. Except in emergencies or to provide Building services, Landlord shall provide Tenant with reasonable prior verbal notice of entry (which, in the case of the Lab Space only, shall mean at least 48 hours prior verbal notice) and shall use reasonable efforts to minimize any interference with Tenant's use of the Premises. If reasonably necessary, Landlord may temporarily close all or a portion of the Premises to perform repairs, alterations and additions. However, except in emergencies, Landlord will not close the Premises if the work can reasonably be completed on weekends and after Buildings Service Hours. Entry by Landlord shall not constitute a constructive eviction or entitle Tenant to an abatement or reduction of Rent. Landlord expressly reserves the right to install, use, maintain, repair, replace and relocate utility chases, pipes, wiring, meters, and other equipment and fixtures in and through the Buildings to service other portions of the Property, to make additions to the Buildings and alter or relocate entranceways, common areas or other facilities (including driveways, walkways and parking areas), and to grant easements and other rights. Notwithstanding the foregoing, except in emergency situations as determined by Landlord, Landlord shall exercise reasonable efforts to perform any entry into the Premises in a manner that is reasonably designed to minimize interference with the operation of Tenant's business in the Premises.

11.  ASSIGNMENT AND SUBLETTING.

     11.01 Except in connection with a Permitted Transfer (defined in Section 11.04), Tenant shall not assign, sublease, transfer or encumber any interest in this Lease or allow any third party to use any portion of the Premises (collectively or individually, a "TRANSFER") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed if Landlord does not exercise its recapture rights under Section 11.02. If the entity(ies) which directly or indirectly controls the voting shares/rights of Tenant changes at any time, such change of ownership or control shall constitute a Transfer unless Tenant is an entity whose outstanding stock is listed on a recognized securities exchange or if at least 80% of its voting stock is owned by another entity, the voting stock of which is so listed. Any Transfer in violation of this Section shall, at Landlord's option, be deemed a Default by Tenant as described in Section 18, and shall be voidable by Landlord. In no event shall any Transfer, including a Permitted Transfer, release or relieve Tenant from any obligation under this Lease.

     11.02 Tenant shall provide Landlord with financial statements for the proposed transferee, a fully executed copy of the proposed assignment, sublease or other Transfer documentation and such other information as Landlord may reasonably request. Within 15 Business Days after receipt of the required information and documentation, Landlord shall either: (a) consent to the Transfer by execution of a consent agreement in a form reasonably designated by Landlord; (b) reasonably refuse to consent to the Transfer in writing; or (c) in the event of an assignment of this Lease or subletting of more than 90% of the Rentable Square Footage of either the Office Space or the Lab Space for more than 75% of the remaining Term (excluding unexercised options), recapture the portion of the Premises that Tenant is proposing to Transfer. If Landlord exercises its right to recapture, this Lease shall automatically be amended (or terminated if the entire Premises is being assigned or sublet) to delete the applicable portion of the Premises effective on the proposed effective date of the Transfer, although Landlord may require Tenant to execute a reasonable amendment or other document reflecting such reduction or termination. Tenant shall pay Landlord a review fee of $1,500.00 for Landlord's review of any Permitted Transfer or requested Transfer.

     11.03 Tenant shall pay Landlord 50% of all rent and other consideration which Tenant receives as a result of a Transfer that is in excess of the Rent payable to Landlord for the portion of the Premises and Term covered by the Transfer. Tenant shall pay Landlord for Landlord's share of the excess within 30 days after Tenant's receipt of the excess. Tenant may deduct from the excess all reasonable and customary expenses directly incurred by Tenant attributable to the Transfer before determining the amount of any excess rent or consideration payable to Landlord. If Tenant is in Default, Landlord may require that all sublease payments be made directly to Landlord, in which case Tenant shall receive a credit against Rent in the amount of Tenant's share of payments received by Landlord.

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

     11.04 Tenant may assign this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization (an "OWNERSHIP CHANGE") or assign this Lease or sublet all or a portion of the Premises to an Affiliate without the consent of Landlord, provided that all of the following conditions are satisfied (a "PERMITTED TRANSFER"): (a) Tenant is not in Default; (b) in the event of an Ownership Change, Tenant's successor shall own substantially all of the assets of Tenant and have a net worth which is at least equal to Tenant's net worth as of the day prior to the proposed Ownership Change, or in the event of a Transfer to an Affiliate (defined below), Tenant continues to have a net worth equal to or greater than Tenant's net worth at the date of this Lease or the Affiliate has a net worth equal to Tenant's net worth at the date of this Lease; (c) the Permitted Use does not allow the Premises to be used for retail purposes; and
(d) Tenant shall give Landlord written notice at least 15 Business Days prior to the effective date of the Permitted Transfer. Tenant's notice to Landlord shall include information and documentation evidencing the Permitted Transfer and showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement. "AFFILIATE" shall mean an entity controlled by, controlling or under common control with Tenant.

12.  LIENS.

     Tenant shall not permit mechanics' or other liens to be placed upon the Property, Premises or Tenant's leasehold interest in connection with any work or service done or purportedly done by or for the benefit of Tenant or its transferees. Tenant shall give Landlord notice at least 15 days prior to the commencement of any work in the Premises to afford Landlord the opportunity, where applicable, to post and record notices of non-responsibility. Tenant, within 10 days of notice from Landlord, shall fully discharge any lien by settlement, by bonding or by insuring over the lien in the manner prescribed by the applicable lien Law and, if Tenant fails to do so, Tenant shall be deemed in Default under this Lease and, in addition to any other remedies available to Landlord as a result of such Default by Tenant, Landlord, at its option, may bond, insure over or otherwise discharge the lien. Tenant shall reimburse Landlord for any amount paid by Landlord, including, without limitation, reasonable attorneys' fees.

13.  INDEMNITY AND WAIVER OF CLAIMS.

     Except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord Related Parties (defined below), Tenant shall indemnify, defend and hold Landlord and Landlord Related Parties harmless against and from all liabilities, obligations, damages, penalties, claims, actions, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and other professional fees (if and to the extent permitted by Law) (collectively referred to as "LOSSES"), which may be imposed upon, incurred by or asserted against Landlord or any of the Landlord Related Parties by any third party and arising out of or in connection with any damage or injury occurring in the Premises or any acts or omissions (including violations of Law) of Tenant, the Tenant Related Parties (defined below) or any of Tenant's transferees, contractors or licensees. Except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Related Parties, Landlord shall indemnify, defend and hold Tenant, its trustees, members, principals, beneficiaries, partners, officers, directors, employees and agents ("TENANT RELATED PARTIES") harmless against and from all Losses which may be imposed upon, incurred by or asserted against Tenant or any of the Tenant Related Parties by any third party and arising out of or in connection with the acts or omissions (including violations of Law) of Landlord or the Landlord Related Parties. Tenant hereby waives all claims against and releases Landlord and its trustees, members, principals, beneficiaries, partners, officers, directors, employees, Mortgagees (defined in Section 23) and agents (the "LANDLORD RELATED PARTIES") from all claims for any injury to or death of persons, damage to property or business loss in any manner related to (a) Force Majeure, (b) acts of third parties, (c) the bursting or leaking of any tank, water closet, drain or other pipe, (d) the inadequacy or failure of any security or protective services, personnel or equipment, or (e) any matter not within the reasonable control of Landlord. Notwithstanding the foregoing, except as provided in Section 15 to the contrary, Tenant shall not be required to waive any claims against Landlord (other than for loss or damage to Tenant's business) where such loss or damage is due to the negligence or willful misconduct of Landlord or any Landlord Related Parties.

14.  INSURANCE.

     Tenant shall maintain the following insurance ("TENANT'S INSURANCE"): (a) Commercial General Liability Insurance applicable to the Premises and its appurtenances providing, on an occurrence basis, a minimum combined single limit of $5,000,000.00; (b) Property/Business Interruption Insurance written on an All Risk or Special Cause of Loss Form, including

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

earthquake sprinkler leakage, at replacement cost value and with a replacement cost endorsement covering all of Tenant's business and trade fixtures, equipment, movable partitions, furniture, merchandise and other personal property within the Premises ("TENANT'S PROPERTY") and any Leasehold Improvements performed by or for the benefit of Tenant; (c) Workers' Compensation Insurance in amounts required by Law; and (d) Employers Liability Coverage of at least $5,000,000.00 per occurrence. Any company writing Tenant's Insurance shall have an A.M. Best rating of not less than A-VIII. All Commercial General Liability Insurance policies shall name as additional insureds Landlord (or its successors and assignees), the managing agent for the Buildings (or any successor), EOP Operating Limited Partnership, Equity Office Properties Trust and their respective members, principals, beneficiaries, partners, officers, directors, employees, and agents, and other designees of Landlord and its successors as the interest of such designees shall appear. In addition, Landlord shall be named as a loss payee with respect to Property/Business Interruption Insurance on the Leasehold Improvements. All policies of Tenant's Insurance shall contain endorsements that the insurer(s) shall give Landlord and its designees at least 30 days' advance written notice of any cancellation, termination, material change or lapse of insurance. Tenant shall provide Landlord with a certificate of insurance evidencing Tenant's Insurance prior to the earlier to occur of the Office Space Commencement Date or the date Tenant is provided with possession of the Premises, and thereafter as necessary to assure that Landlord always has current certificates evidencing Tenant's Insurance. Landlord shall maintain so called All Risk property insurance on the Buildings at replacement cost value as reasonably estimated by Landlord, together with such other insurance coverage as Landlord, in its reasonable judgment, may elect to maintain.

15.  SUBROGATION.

     Landlord and Tenant hereby waive and shall cause their respective insurance carriers to waive any and all rights of recovery, claims, actions or causes of action against the other for any loss or damage with respect to Tenant's Property, Leasehold Improvements, the Buildings, the Premises, or any contents thereof, including rights, claims, actions and causes of action based on negligence, which loss or damage is (or would have been, had the insurance required by this Lease been carried) covered by insurance. For the purposes of this waiver, any deductible with respect to a party's insurance shall be deemed covered by and recoverable by such party under valid and collectable policies of insurance.

16.  CASUALTY DAMAGE.

     16.01 If all or any portion of the Premises becomes untenantable by fire or other casualty to the Premises (collectively a "CASUALTY"), Landlord, with reasonable promptness, shall cause a general contractor selected by Landlord to provide Landlord and Tenant with a written estimate of the amount of time required using standard working methods to Substantially Complete the repair and restoration of the Premises and any Common Areas necessary to provide access to the Premises ("COMPLETION ESTIMATE"). If the Completion Estimate indicates that the Premises or any Common Areas necessary to provide access to the Premises cannot be made tenantable within 270 days from the date the repair is started, then either party shall have the right to terminate this Lease upon written notice to the other within 10 days after receipt of the Completion Estimate. Tenant, however, shall not have the right to terminate this Lease if the Casualty was caused by the negligence or intentional misconduct of Tenant or any Tenant Related Parties. In addition, Landlord, by notice to Tenant within 90 days after the date of the Casualty, shall have the right to terminate this Lease if: (1) the Premises have been materially damaged and there is less than 2 years of the Term remaining on the date of the Casualty; (2) any Mortgagee requires that the insurance proceeds be applied to the payment of the mortgage debt; or (3) a material uninsured loss to the Buildings or Premises occurs. Tenant shall have the right to terminate this Lease if: (a) a substantial portion of the Premises has been damaged by Casualty and such damage cannot reasonably be repaired within 60 days after receipt of the Completion Estimate;
(b) there is less than 1 year of the Term remaining on the date of the Casualty;
(c) the Casualty was not caused by the negligence or willful misconduct of Tenant or its agents, employees or contractors; and (d) Tenant provides Landlord with written notice of its intent to terminate within 30 days after the date of Tenant's receipt of the Completion Estimate.

     16.02 If this Lease is not terminated, Landlord shall promptly and diligently, subject to reasonable delays for insurance adjustment or other matters beyond Landlord's reasonable control, restore the Premises and Common Areas. Such restoration shall be to substantially the same condition that existed prior to the Casualty, except for modifications required by Law or any other modifications to the Common Areas deemed desirable by Landlord. Upon notice from Landlord, Tenant shall assign or endorse over to Landlord (or to any party designated by

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

Landlord) all property insurance proceeds payable to Tenant under Tenant's Insurance with respect to any Leasehold Improvements performed by or for the benefit of Tenant; provided if the estimated cost to repair such Leasehold Improvements exceeds the amount of insurance proceeds received by Landlord from Tenant's insurance carrier, the excess cost of such repairs shall be paid by Tenant to Landlord prior to Landlord's commencement of repairs. Within 15 days of demand, Tenant shall also pay Landlord for any additional excess costs that are determined during the performance of the repairs. In no event shall Landlord be required to spend more for the restoration than the proceeds received by Landlord, whether insurance proceeds or proceeds from Tenant. Landlord shall not be liable for any inconvenience to Tenant, or injury to Tenant's business resulting in any way from the Casualty or the repair thereof. Provided that Tenant is not in Default, during any period of time that all or a material portion of the Premises is rendered untenantable as a result of a Casualty, the Rent shall abate for the portion of the Premises that is untenantable and not used by Tenant.

17.  CONDEMNATION.

     Either party may terminate this Lease if any material part of the Premises is taken or condemned for any public or quasi-public use under Law, by eminent domain or private purchase in lieu thereof (a "TAKING"). Landlord shall also have the right to terminate this Lease if there is a Taking of any portion of the Buildings or Property which would have a material adverse effect on Landlord's ability to profitably operate the remainder of the Buildings. The terminating party shall provide written notice of termination to the other party within 45 days after it first receives notice of the Taking. The termination shall be effective as of the effective date of any order granting possession to, or vesting legal title in, the condemning authority. If this Lease is not terminated, Base Rent and Tenant's Pro Rata Share shall be appropriately adjusted to account for any reduction in the square footage of the Buildings or Premises. All compensation awarded for a Taking shall be the property of Landlord. The right to receive compensation or proceeds are expressly waived by Tenant, however, Tenant may file a separate claim for Tenant's Property and Tenant's reasonable relocation expenses, provided the filing of the claim does not diminish the amount of Landlord's award. If only a part of the Premises is subject to a Taking and this Lease is not terminated, Landlord, with reasonable diligence, will restore the remaining portion of the Premises as nearly as practicable to the condition immediately prior to the Taking.

18.  EVENTS OF DEFAULT.

     18.01 In addition to any other default specifically described in this Lease, each of the following occurrences shall be a "DEFAULT": (a) Tenant's failure to pay any portion of Rent when due, if the failure continues for 5 days after written notice to Tenant ("MONETARY DEFAULT"); (b) Tenant's failure (other than a Monetary Default) to comply with any term, provision, condition or covenant of this Lease, if the failure is not cured within 10 days after written notice to Tenant provided, however, if Tenant's failure to comply cannot reasonably be cured within 10 days, Tenant shall be allowed additional time (not to exceed 60 days) as is reasonably necessary to cure the failure so long as Tenant begins the cure within 10 days and diligently pursues the cure to completion; (c) Tenant permits a Transfer without Landlord's required approval or otherwise in violation of Section 11 of this Lease; (d) Tenant or any Guarantor becomes insolvent, makes a transfer in fraud of creditors, makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts when due or forfeits or loses its right to conduct business; (e) the leasehold estate is taken by process or operation of Law; or (f) Tenant is in default beyond any notice and cure period under any other lease or agreement with Landlord at the Buildings or Property. If Landlord provides Tenant with notice of Tenant's failure to comply with any specific provision of this Lease on 3 separate occasions during any 12 month period, Tenant's subsequent violation of such provision shall, at Landlord's option, be an incurable Default by Tenant. All notices sent under this Section shall be in satisfaction of, and not in addition to, notice required by Law.

     18.02  LANDLORD DEFAULT. Landlord shall be in default under this Lease if
(i) Landlord fails to perform any of its obligations hereunder and Landlord fails to commence the performance of any of its obligations hereunder within 10 days after written notice thereof from Tenant to Landlord (provided that if such failure cannot reasonably be cured within 10 days after written notice thereof from Tenant to Landlord, Landlord shall be in default hereunder only if Landlord fails to commence the cure of said failure within said 10 day period, or having commenced the curative action within said 10 day period, fails to diligently pursue same) and (ii) each Mortgagee (as defined in Section 23) of whose identity Tenant has been notified in writing shall have failed to cure such default within 30 days (or such longer period of time as may be specified in any written agreement between Tenant and Mortgagee regarding such matter) after receipt of written notice from Tenant of Landlord's failure to cure within the time periods

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provided above. In the event of a default by Landlord under the Lease, Tenant shall use reasonable efforts to mitigate its damages and losses arising from any such default and Tenant may pursue any and all remedies available to it at law or in equity, provided, however, in no event shall Tenant claim a constructive or actual eviction or that the Premises have become unsuitable or unhabitable prior to a default and failure to cure by Landlord and its Mortgagee under this Lease and, further provided, in no event shall Tenant be entitled to receive more than its actual direct damages, it being agreed that Tenant hereby waives any claim it otherwise may have for special or consequential damages.

19.  REMEDIES.

     19.01 Upon Default, Landlord shall have the right to pursue any one or more of the following remedies:

     (a) Terminate this Lease, in which case Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to surrender the Premises, Landlord, in compliance with Law, may enter upon and take possession of the Premises and remove Tenant, Tenant's Property and any party occupying the Premises. Tenant shall pay Landlord, on demand, all past due Rent and other losses and damages Landlord suffers as a result of Tenant's Default, including, without limitation, all Costs of Reletting (defined below) and any deficiency that may arise from reletting or the failure to relet the Premises. "COSTS OF RELETTING" shall include all reasonable costs and expenses incurred by Landlord in reletting or attempting to relet the Premises, including, without limitation, legal fees, brokerage commissions, the cost of alterations and the value of other concessions or allowances granted to a new tenant. Landlord agrees to use reasonable efforts to mitigate damages, provided that those efforts shall not require Landlord to relet the Premises in preference to any other space in the Building or to relet the Premises to any party that Landlord could reasonably reject as a transferee pursuant to Section 11.

     (b) Terminate Tenant's right to possession of the Premises and, in compliance with Law, remove Tenant, Tenant's Property and any parties occupying the Premises. Landlord may (but shall not be obligated to) relet all or any part of the Premises, without notice to Tenant, for such period of time and on such terms and conditions (which may include concessions, free rent and work allowances) as Landlord in its absolute discretion shall determine. Landlord may collect and receive all rents and other income from the reletting. Tenant shall pay Landlord on demand all past due Rent, all Costs of Reletting and any deficiency arising from the reletting or failure to relet the Premises. The re-entry or taking of possession of the Premises shall not be construed as an election by Landlord to terminate this Lease.

     19.02 In lieu of calculating damages under Section 19.01, Landlord may elect to receive as damages the sum of (a) all Rent accrued through the date of termination of this Lease or Tenant's right to possession, and (b) an amount equal to the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at the Prime Rate (defined below) then in effect, minus the then present fair rental value of the Premises for the remainder of the Term, similarly discounted, after deducting all anticipated Costs of Reletting. "PRIME RATE" shall be the per annum interest rate publicly announced as its prime or base rate by a federally insured bank selected by Landlord in the state in which the Buildings are located.

     19.03 If Tenant is in Default of any of its non-monetary obligations under the Lease, Landlord shall have the right to perform such obligations. Tenant shall reimburse Landlord for the cost of such performance upon demand together with an administrative charge equal to 10% of the cost of the work performed by Landlord. The repossession or re-entering of all or any part of the Premises shall not relieve Tenant of its liabilities and obligations under this Lease. No right or remedy of Landlord shall be exclusive of any other right or remedy. Each right and remedy shall be cumulative and in addition to any other right and remedy now or subsequently available to Landlord at Law or in equity.

20.  LIMITATION OF LIABILITY.

     NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS LEASE, THE LIABILITY OF LANDLORD (AND OF ANY SUCCESSOR LANDLORD) SHALL BE LIMITED TO THE LESSER OF (A) THE INTEREST OF LANDLORD IN THE PROPERTY, OR (B) THE EQUITY INTEREST LANDLORD WOULD HAVE IN THE PROPERTY IF THE PROPERTY WERE ENCUMBERED BY THIRD PARTY DEBT IN AN AMOUNT EQUAL TO 70% OF THE VALUE OF THE PROPERTY. TENANT SHALL LOOK SOLELY TO LANDLORD'S INTEREST IN THE PROPERTY FOR THE RECOVERY OF ANY JUDGMENT OR AWARD AGAINST LANDLORD OR ANY LANDLORD RELATED PARTY. NEITHER

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LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE PERSONALLY LIABLE FOR ANY
JUDGMENT OR DEFICIENCY, AND IN NO EVENT SHALL LANDLORD OR ANY LANDLORD RELATED PARTY BE LIABLE TO TENANT FOR ANY LOST PROFIT, DAMAGE TO OR LOSS OF BUSINESS OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGE. BEFORE FILING SUIT FOR AN ALLEGED DEFAULT BY LANDLORD, TENANT SHALL GIVE LANDLORD AND THE MORTGAGEE(S) WHOM TENANT HAS BEEN NOTIFIED HOLD MORTGAGES (DEFINED IN SECTION 23 BELOW), NOTICE AND REASONABLE TIME TO CURE THE ALLEGED DEFAULT.

21.  INTENTIONALLY OMITTED.

22.  HOLDING OVER.

     If Tenant fails to surrender all or any part of the Premises at the termination of this Lease, occupancy of the Premises after termination shall be that of a tenancy at sufferance. Tenant's occupancy shall be subject to all the terms and provisions of this Lease, and Tenant shall pay an amount (on a per month basis without reduction for partial months during the holdover) equal to 150% of the sum of the Base Rent and Additional Rent due for the period immediately preceding the holdover. No holdover by Tenant or payment by Tenant after the termination of this Lease shall be construed to extend the Term or prevent Landlord from immediate recovery of possession of the Premises by summary proceedings or otherwise. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant's holdover and Tenant fails to vacate the Premises within 15 days after notice from Landlord, Tenant shall be liable for all damages that Landlord suffers from the holdover.

23.  SUBORDINATION TO MORTGAGES; ESTOPPEL CERTIFICATE.

Tenant accepts this Lease subject and subordinate to any mortgage(s), deed(s) of trust, ground lease(s) or other lien(s) now or subsequently arising upon the Premises, the Buildings or the Property, and to renewals, modifications, refinancings and extensions thereof (collectively referred to as a "MORTGAGE"). The party having the benefit of a Mortgage shall be referred to as a "MORTGAGEE". This clause shall be self-operative, but upon request from a Mortgagee, Tenant shall execute a commercially reasonable subordination agreement in favor of the Mortgagee. As an alternative, a Mortgagee shall have the right at any time to subordinate its Mortgage to this Lease. Upon request, Tenant, without charge, shall attorn to any successor to Landlord's interest in this Lease. Landlord and Tenant shall each, within 10 days after receipt of a written request from the other, execute and deliver a commercially reasonable estoppel certificate to those parties as are reasonably requested by the other (including a Mortgagee or prospective purchaser). Without limitation, such estoppel certificate may include a certification as to the status of this Lease, the existence of any defaults and the amount of Rent that is due and payable. Landlord shall reimburse Tenant for such reasonable legal costs, if any, as Tenant may incur in complying with Landlord's request for an estoppel certificate for each such request for any estoppel certificate commencing on the third such request (and each additional request made by Landlord thereafter during the initial Term). As of the date of this Lease, there is no mortgage, deed of trust or ground lease currently encumbering the Premises, Buildings or the Property. Notwithstanding the foregoing in this Section to the contrary, as a condition precedent to the future subordination of this Lease to a future Mortgage, Landlord shall be required to provide Tenant with a non-disturbance, subordination, and attornment agreement in favor of Tenant from any Mortgagee who comes into existence after the Commencement Date. Such non-disturbance, subordination, and attornment agreement in favor of Tenant shall provide that, so long as Tenant is paying the Rent due under the Lease and is not otherwise in default under the Lease beyond any applicable cure period, its right to possession and the other terms of the Lease shall remain in full force and effect. Such non-disturbance, subordination, and attornment agreement may include other commercially reasonable provisions in favor of the Mortgagee, including, without limitation, additional time on behalf of the Mortgagee to cure defaults of the Landlord and provide that (a) neither Mortgagee nor any successor-in-interest shall be bound by (i) any payment of the Base Rent, Additional Rent, or other sum due under this Lease for more than 1 month in advance or (ii) any amendment or modification of the Lease made without the express written consent of Mortgagee or any successor-in-interest; (b) neither Mortgagee nor any successor-in-interest will be liable for (i) any act or omission or warranties of any prior landlord (including Landlord), (ii) the breach of any warranties or obligations relating to construction of improvements on the Property or any tenant finish work performed or to have been performed by any prior landlord (including Landlord), or (iii) the return of any security deposit, except to the extent such deposits have been received by Mortgagee; and
(c) neither Mortgagee nor any successor-in-interest shall be subject to any offsets or defenses which Tenant might have against any prior landlord (including Landlord).

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

24.  NOTICE.

     All demands, approvals, consents or notices (collectively referred to as a "NOTICE") shall be in writing and delivered by hand or sent by registered or certified mail with return receipt requested or sent by overnight or same day courier service at the party's respective Notice Address(es) set forth in
Section 1. Each notice shall be deemed to have been received on the earlier to occur of actual delivery or the date on which delivery is refused, or, if Tenant has vacated the Premises or any other Notice Address of Tenant without providing a new Notice Address, 3 days after notice is deposited in the U.S. mail or with a courier service in the manner described above. Either party may, at any time, change its Notice Address (other than to a post office box address) by giving the other party written notice of the new address.

25.  SURRENDER OF PREMISES.

     At the termination of this Lease or Tenant's right of possession, Tenant shall remove Tenant's Property from the Premises, and quit and surrender the Premises to Landlord, broom clean, and in good order, condition and repair, ordinary wear and tear, damage by Casualty and damage which Landlord is obligated to repair hereunder excepted. If Tenant fails to remove any of Tenant's Property within 5 Business Days after termination of this Lease or Tenant's right to possession, Landlord, at Tenant's sole cost and expense, shall be entitled (but not obligated) to remove and store Tenant's Property. Landlord shall not be responsible for the value, preservation or safekeeping of Tenant's Property. Tenant shall pay Landlord, upon demand, the expenses and storage charges incurred. If Tenant fails to remove Tenant's Property from the Premises or storage, within 30 days after notice, Landlord may deem all or any part of Tenant's Property to be abandoned and title to Tenant's Property shall vest in Landlord. Tenant shall, prior to the expiration of the Term or upon the earlier termination thereof, upon request by Landlord, cause to be performed by a qualified environmental consultant approved by Landlord an inspection of the Lab Space (including visual inspection, geiger counter evaluation, airborne and surface monitoring) to confirm that the Lab Space is free of biological, chemical and radioactive hazards. Tenant shall deliver a copy of the inspection report ("INSPECTION REPORT") to Landlord. If the report is not reasonably satisfactory to Landlord, Landlord shall so notify Tenant, indicating the nature of Landlord's dissatisfaction. Tenant shall be responsible for abating or, at Landlord's election if the Term hereof has expired, paying the cost of abating any condition(s) indicated by Landlord.

26.  MISCELLANEOUS.

     26.01 This Lease shall be interpreted and enforced in accordance with the Laws of the state or commonwealth in which the Buildings are located and Landlord and Tenant hereby irrevocably consent to the jurisdiction and proper venue of such state or commonwealth. If any term or provision of this Lease shall to any extent be void or unenforceable, the remainder of this Lease shall not be affected. If there is more than one Tenant or if Tenant is comprised of more than one party or entity, the obligations imposed upon Tenant shall be joint and several obligations of all the parties and entities, and requests or demands from any one person or entity comprising Tenant shall be deemed to have been made by all such persons or entities. Notices to any one person or entity shall be deemed to have been given to all persons and entities. Tenant represents and warrants to Landlord that each individual executing this Lease on behalf of Tenant is authorized to do so on behalf of Tenant and that Tenant is not, and the entities or individuals constituting Tenant or which may own or control Tenant or which may be owned or controlled by Tenant are not, (i) in violation of any laws relating to terrorism or money laundering, or (ii) among the individuals or entities identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

     26.02 If either party institutes a suit against the other for violation of or to enforce any covenant, term or condition of this Lease, the prevailing party shall be entitled to reimbursement of all of its costs and expenses, including, without limitation, reasonable attorneys' fees. Landlord and Tenant hereby waive any right to trial by jury in any proceeding based upon a breach of this Lease. Either party's failure to declare a default immediately upon its occurrence, or delay in taking action for a default, shall not constitute a waiver of the default, nor shall it constitute an estoppel.

     26.03 Whenever a period of time is prescribed for the taking of an action by Landlord or Tenant (other than the payment of the Security Deposit or Rent), the period of time for the

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

performance of such action shall be extended by the number of days that the performance is actually delayed due to strikes, acts of God, shortages of labor or materials, war, terrorist acts, civil disturbances and other causes beyond the reasonable control of the performing party ("FORCE MAJEURE").

     26.04 Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations under this Lease and in the Buildings and Property. Upon transfer Landlord shall be released from any further obligations hereunder and Tenant agrees to look solely to the successor in interest of Landlord for the performance of such obligations, provided that, any successor pursuant to a voluntary, third party transfer (but not as part of an involuntary transfer resulting from a foreclosure or deed in lieu thereof) shall have assumed Landlord's obligations under this Lease, and further provided that Landlord and its successors, as the case may be, shall remain liable after their respective periods of ownership with respect to any sums due in connection with a breach or default by such party that arose during such period of ownership by such party.

     26.05 Landlord has delivered a copy of this Lease to Tenant for Tenant's review only and the delivery of it does not constitute an offer to Tenant or an option. Tenant represents that it has dealt directly with and only with the Broker as a broker in connection with this Lease. Tenant shall indemnify and hold Landlord and the Landlord Related Parties harmless from all claims of any other brokers claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify and hold Tenant and the Tenant Related Parties harmless from all claims of any brokers claiming to have represented Landlord in connection with this Lease.

     26.06 Time is of the essence with respect to Tenant's exercise of any expansion, renewal or extension rights granted to Tenant. The expiration of the Term, whether by lapse of time, termination or otherwise, shall not relieve either party of any obligations which accrued prior to or which may continue to accrue after the expiration or termination of this Lease.

     26.07 Tenant may peacefully have, hold and enjoy the Premises, subject to the terms of this Lease, provided Tenant pays the Rent and fully performs all of its covenants and agreements. This covenant shall be binding upon Landlord and its successors only during its or their respective periods of ownership of the Buildings.

     26.08 This Lease does not grant any rights to light or air over or about the Buildings. Landlord excepts and reserves exclusively to itself any and all rights not specifically granted to Tenant under this Lease. This Lease constitutes the entire agreement between the parties and supersedes all prior agreements and understandings related to the Premises, including all lease proposals, letters of intent and other documents. Neither party is relying upon any warranty, statement or representation not contained in this Lease. This Lease may be modified only by a written agreement signed by an authorized representative of Landlord and Tenant.

     26.09 Subject to the provisions of this Section 26.09, so long as no Default has occurred and remains outstanding under this Lease, and provided Tenant's employees execute Landlord's standard waiver of liability form, then Tenant's employees (the "FITNESS CENTER USERS") shall be entitled to use the Property's fitness center (the "FITNESS CENTER"). The use of the Fitness Center shall be subject to the reasonable rules and regulations (including rules regarding hours of use) established from time to time by Landlord for the Fitness Center. There shall be no separate charge to Tenant for the use of the Fitness Center; however, the costs of operating, maintaining and repairing the Fitness Center shall be included as part of Expenses to the extent provided in EXHIBIT B attached hereto. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Fitness Center (or any other fitness facility) throughout the Term of this Lease, and Landlord shall have the right, at Landlord's sole discretion, to expand, contract, eliminate or otherwise modify the Fitness Center. No expansion, contraction or modification of the Fitness Center, and no termination of Tenant's or the Fitness Center Users' rights to the Fitness Center shall constitute a constructive eviction or entitle Tenant to an abatement or reduction in Rent.

27.  ENVIRONMENTAL SUBSTANCES.

     27.01 "ENVIRONMENTAL LAW(S)" means all statutes, Laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations and orders of federal, state and local public authorities pertaining to any of the Environmental Substances or to environmental compliance, contamination, cleanup or disclosures of any release or threat of release to the environment, of any hazardous or toxic substances, wastes or materials, any pollutants or contaminants which are included under or regulated by any municipal, county, state or federal statutes, Laws, rules,

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

regulations, codes, ordinances, standards, guidelines, authorizations or orders, including, without limitation, the Toxic Substances Control Act, 15 U.S.C.
Section 2601, ET SEQ.; the Clean Water Act, 33 U.S.C. Section 1251, ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401, ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 300f-300j, ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1321, ET SEQ.; the Solid Waste Disposal Act, 42 U.S.C. Section 6901, ET SEQ.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 ET SEQ.; the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ.; the Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 (signed into law October 17, 1986); M.G.L. c.21C; and oil and hazardous materials as defined in M.G.L. c.21E, as any of the same are from time to time amended, and the rules and regulations promulgated thereunder, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, and all other federal, state and local statutes, Laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations and orders regulating the generation, storage, containment or disposal of any Environmental Substances, including but not limited to those relating to lead paint, radon gas, asbestos, storage and disposal of oil and hazardous wastes, substances and materials, and underground and above-ground oil storage tanks; and any amendments, modifications or supplements of any of the foregoing.

     27.02 "ENVIRONMENTAL SUBSTANCES" means, but shall not be limited to, any hazardous substances, hazardous waste, environmental substances, oil, petroleum products and any waste or substance, which because of its quantitative concentration, chemical, biological, radioactive, flammable, explosive, infectious or other characteristics, constitutes or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including without limitation any asbestos (whether or not friable) and any asbestos-containing materials, lead paint, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials which are mentioned under or regulated by any Environmental Law; and the regulations adopted under these acts, and including any other products or materials subsequently found by an authority of competent jurisdiction to have adverse effects on the environment or the health and safety of persons.

     27.03 Tenant shall not cause or permit any Environmental Substances to be generated, produced, brought upon, used, stored, treated or disposed of in or about or on the Buildings by Tenant, its agents, employees, contractors, subtenants or invitees without (i) Landlord's prior written consent, and (ii) strictly complying with all applicable Environmental Laws and Laws pertaining to the transportation, storage, use or disposal of such Environmental Substances, including obtaining proper permits. Landlord may take into account any factors or facts that Landlord reasonably believes relevant in determining whether to grant its consent. Landlord consents to Tenant's use in the Lab Space of the Environmental Substances listed in EXHIBIT H. From time to time at Landlord's request, Tenant shall execute affidavits, representations and the like concerning Tenant's best knowledge and belief regarding the presence or absence of Environmental Substances on the Premises or the Property, and shall provide copies of all required permits for Tenant's activities in the Premises. Furthermore, on a quarterly basis beginning on the Office Space Commencement Date or more often if reasonably required by Landlord's mortgagee(s), Tenant shall provide Landlord with a list detailing the types and amounts of all Environmental Substances being generated, produced, brought upon, used, stored, treated or disposed of by or on behalf of Tenant in or about or on the Premises, Buildings or Property and, upon Landlord's request, copies of any manifests or other federal, state or municipal filings by Tenant with respect to such Environmental Substances. Tenant agrees to pay the cost of any environmental inspection or assessment requested by Landlord, any lender that holds a security interest in the Property or this Lease, or by any insurance carrier, to the extent that such inspection or assessment pertains to any release, threat of release, contamination, claim of contamination, loss or damage or determination of condition (together, "ENVIRONMENTAL INCIDENTS") in the Premises other than Environmental Incidents arising prior to the date Tenant occupies the Premises for the conduct of its business or migrating to the Premises from some other part of the Buildings through no fault, act or omission of Tenant.

     27.04 If Tenant's transportation, storage, use or disposal of Environmental Substances on the Property results in the contamination of the soil or surface or ground water or loss or damage to person(s) or property, Tenant agrees to: (a) notify Landlord immediately of any release, threat of release, contamination, claim of contamination, loss or damage; (b) after consultation with Landlord, clean up the release, threat of release, or contamination in full compliance with all applicable statutes, regulations and standards and (c) indemnify, defend and hold Landlord, ground landlord, if any, and the Landlord Related Parties harmless from and against any claims, suits, causes of action, costs and fees, including attorneys' fees and costs, arising from or connected with any such release, threat of release, contamination, claim of contamination, loss or damage. In the event of such contamination, Tenant agrees to cooperate fully with Landlord and provide such documents, affidavits and information as may be requested by Landlord (1) to comply with any Environmental Law or Laws, (2) to comply with the reasonable request of any lender, purchaser or tenant, and/or
(3) for any other reasonable reason deemed necessary by Landlord. Tenant shall notify Landlord promptly in the event of any spill or other release of any Environmental Substance at, in, on, under or about the Premises which is required to be reported to a governmental authority under any Environmental Law or Laws, shall promptly forward to Landlord copies of any notices received by Tenant relating to alleged violations of any Environmental Law or Laws and shall promptly pay when due any fine or assessment against Landlord, Tenant, or the Premises relating to any violation during the Term of any Environmental Law or Laws by Tenant, its employees, agents, independent contractors, or invitees or with respect to the Premises or Property. If any governmental authority files a lien against the Premises due to any act or omission, intentional or unintentional, of Tenant, its agents, employees, or invitees, or for which Tenant is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Environmental Substance, Tenant shall, within thirty (30) days from the date that Tenant is first given notice of such lien (or within such shorter period of time as may be specified by Landlord if such governmental authority takes steps to cause the Premises to be sold pursuant to such lien) either (A) pay the claim and remove the lien or
(B) furnish a cash deposit, bond or such other security as is satisfactory in all respects to Landlord and sufficient to discharge the lien completely.

     27.05 The provisions of this Section 27 survive the expiration or earlier termination of this Lease.

28.  MEDICAL WASTE POLICY.

     28.01 Tenant hereby agrees to furnish to Landlord upon demand, written evidence that Tenant has established a written policy (the "MEDICAL WASTE POLICY") concerning the identification, collection, storage, decontamination and disposal of Hazardous Medical Waste (defined below) and Infectious Waste (defined below). Tenant is responsible for the proper containment and identification of its Hazardous Medical Waste and Infectious Waste, the disposal of the Hazardous Medical Waste and Infectious Waste and the transportation of the Hazardous Medical Waste and Infectious Waste using a properly qualified agent (including, but not limited to, Stericycle). Landlord shall have the right to reasonably designate an area within the Premises for the pick-up of Hazardous Medical Waste and Infectious Waste.

     28.02 Hazardous Medical Waste is defined as used needles and syringes, gloves and linen, uniforms and laundry, and cleaning equipment or materials used to clean any of the foregoing; any solid, liquid or gas that is capable of producing harmful affects on humans or the environment; material that is ignitable, corrosive, reactive or toxic; or any materials that are classified as hazardous medical waste by Law.

     28.03 Infectious Waste is defined as any waste that contains pathogens or is capable of producing infectious disease; material contaminated by potentially infectious materials (taking into consideration the factors necessary for induction of disease, which include, but are not limited to, adequate dose, resistance of host, portal of entry and presence of a pathogen and virulence); material that contains pathogens with sufficient virulence and quantity so that exposure to the waste by a susceptible host could result in an infectious disease; or wastes capable of causing disease. Including but not limited to:

     (a) Cultures and stocks of agents infectious to humans, and associated biologicals (including but not limited to cultures from medical laboratories; waste from the production of biologicals; discarded live and attenuated vaccines, and culture dishes and devices used to transfer, inoculate and mix cultures);

     (b) Human pathological wastes (including but not limited to tissue, organs and body parts [except teeth and the contiguous structures of bone and gum], and body fluids that are removed during medical procedures and specimens of body fluids and their containers);

     (c) Discarded waste blood and blood components (including but not limited to serum and plasma) and saturated material containing free flowing blood and blood components (including but not limited to lab specimens);

     (d) Discarded sharps used in human patient care, medical research or clinical or pharmaceutical laboratories (including but not limited to hypodermic, I.V., and other medical needles; hypodermic and I.V. syringes; Pasteur pipettes; scalpel blades; blood vials; and broken or unbroken glassware in contact with infectious agents, including slides or cover slips); and

     (e) Discarded hypodermic, I.V. and other medical needles, hypodermic, I.V., syringes, sharps and scalpel blades and whether used or unused (as it is often difficult to determine if they have been used).

     28.04 Tenant further agrees that such Medical Waste Policy shall incorporate the following elements: (a) Tenant's employees and agents shall be expressly forbidden from disposing of any Hazardous Medical Waste or Infectious Waste within the Premises or the Buildings in a manner which is contrary to the terms of the Medical Waste Policy; (b) all such Hazardous Medical Waste and Infectious Waste shall be collected, stored, decontaminated and removed from the Premises and the Buildings by a qualified party in compliance with all applicable Laws and guidelines (including, without limitation, the Occupational Safety and Health Act) of any local, state or federal entity having jurisdiction over this matter; (c) Infectious Waste shall be separated from other waste by containing it in disposable red plastic bags/containers which are impervious to moisture; (d) needles and sharps shall be contained in disposable rigid containers which can be sealed with a tight fitting lid; (e) all spills of Infectious Waste shall be wiped immediately using a spill kit that contains instructions and disposable red plastic bags; (f) any spillage, or injury from handling Infectious Waste shall be immediately reported to Landlord and Landlord shall immediately be given a specific incident report; and (g) Tenant and its employees and agents shall at all times employ proper procedures, including, without limitation, the use of tags, signs or other appropriate written communication, to prevent accidental injury or illness to other tenants in the Buildings (including their employees, agents and invitees) resulting from Tenant's collection, storage, decontamination and disposal of Hazardous Medical Waste and Infectious Waste. Tenant hereby covenants and agrees that at all times during the Term, Tenant and its employees and agents shall adhere to the terms and conditions of the Medical Waste Policy. Tenant agrees to indemnify, defend and hold Landlord and the Landlord Related Parties harmless from and against any and all liabilities, obligations, damages, penalties, claims, costs, charges or expenses, including without limitation, attorney's fees, clean-up costs, fines or penalties arising out of or resulting from Tenant's violation of this Paragraph.

     28.05 The provisions of this Section 28 survive the expiration or earlier termination of this Lease.

29.  LAB STANDARDS.

     Tenant shall keep and maintain the Lab Space in accordance with (i) the Institute of Laboratory Animal Resources "GUIDE FOR THE CARE AND USE OF LABORATORY ANIMALS", (ii) the Animal Welfare Act (7 U.S.C. 2131 et. Seq.), and
(iii) all other applicable Federal, State and local Laws, guidelines and policies relating to the operation and maintenance of biomedical laboratory facilities (collectively, the "LAB STANDARDS").

     29.01 Landlord acknowledges that as part of Tenant's operations in the Lab Space, Tenant may perform certain medical research work on animals (the "PERMITTED ANIMALS"). Tenant shall at all times keep and maintain the Permitted Animals utilized by Tenant in accordance with the Lab Standards. All animals brought onto the Property shall be transported in accordance with such rules and regulations as Landlord shall reasonably designate. All animals kept in the Lab Space shall be caged or restrained at all times. In no event shall Tenant use or occupy the Lab Space in a manner that would be inconsistent with the character and dignity of the Buildings or the Cambridge Science Center and Landlord may require Tenant to immediately cease any business, procedures, activities or other use which is causing disturbance of, or interference with Landlord's operation and management of the Cambridge Science Center or the use and occupancy thereof by any tenant therein.

     29.02 Without limiting the limitations imposed by the Permitted Use clause, Tenant shall not use or permit the Lab Space to be used for any purpose that would allow animal, medical or medicinal odors, fumes or noises to emanate from the Lab Space. In the event such odors, fumes or noises do emanate from the Lab Space, Tenant, at its sole cost and expense, shall be responsible for taking whatever steps are necessary in accordance with all applicable Laws and the terms of this Lease in order to either eliminate such odors, fumes or noises or to keep such odors, fumes or noises from emanating from the Buildings in a manner approved by Landlord. Such steps may include the installation of an exhaust system or sound proofing in accordance with plans and specifications approved by Landlord. If Landlord and Tenant are unable to reach an agreement on the course of action Tenant will take to correct the odor or noise problem, as the case may be, within 10 days after the date Landlord first contacts Tenant to inform Tenant of the odor or noise problem, Landlord (in its reasonable discretion) shall determine the course of action Tenant shall take to correct the odor or noise problem. Such work to correct the odor or noise problem shall be completed by Tenant within 30 days of the date a determination is made by either Landlord or Landlord and Tenant (as applicable) as to the scope of work Tenant shall perform.

     29.03 Tenant agrees to be solely responsible for the disposal of all medical, infectious and hazardous waste (including without limitation, all needles, syringes, bloodbags, bandages and vials) and all animal bodies or parts that are generated in the Tenant's Lab Space and to indemnify and hold Landlord harmless from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses which may be imposed upon, incurred by, or asserted against Landlord in connection with the generation and existence of such medical, infectious and/or hazardous waste (including without limitation, all needles, syringes, bloodbags, bandages and vials) and all animal bodies or parts and the removal thereof from the Lab Space. Tenant agrees to comply with all Laws, ordinances, orders, rules, and regulations of any governmental or regulatory agency with respect to the generation, existence, removal, storage and disposal of any such medical, infectious and/or hazardous waste (including without limitation, all needles, syringes, bloodbags, bandages and vials) and all animal bodies and parts.

     29.04 Tenant agrees to contract with a licensed and insured medical waste disposal vendor acceptable to Landlord for the lawful disposal of all medical, infectious and hazardous waste (including without limitation, all needles, syringes, blood bags, bandages and vials) and all animal bodies and parts that are generated in Tenant's Lab Space, and to provide a copy of such contract to Landlord. If vendors are changed, Tenant agrees to notify Landlord of such change prior to the effective date thereof and to provide the appropriate documentation to Landlord. In no event shall any medical, infectious and/or hazardous waste be placed or stored outside of the Lab Space, it being agreed that all such materials shall be kept in the Lab Space until picked up by the approved medical waste disposal vendor.

     29.05 Tenant, at Tenant's sole cost and expense, shall obtain and maintain throughout the Term any licenses, permits or zoning approvals required by any governmental body for the conduct of Tenant's business and medical uses with the Lab Space.

     29.06 In the event Tenant's activities in the Buildings result in any disturbance, disruption of or interference with the business of the Buildings, including, but not limited to, demonstrations, pickets, boycotts and/or confrontations or disputes on or about the Property opposing or supporting Tenant's activities (a "USE DISPUTE"), then Tenant shall take all actions necessary to resolve the Use Dispute and to have the demonstrators, picketers or other individuals engaged in the Use Dispute removed from the Property in an expeditious manner. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties, as a result of the above actions.

30.  ENVIRONMENTAL REPRESENTATION.

     30.01 Landlord represents, to its knowledge based solely upon that certain Phase I Environmental Site Assessment by Ransom Environmental Consultants, Inc., dated August 20, 1996, as reviewed by Haley & Aldrich, Inc. pursuant to a letter dated November 21, 1996, that the Premises are free of Hazardous Materials (as defined below) in amounts and conditions which are in violation of applicable environmental laws.

     30.02 As used in this Section, "HAZARDOUS MATERIALS" shall mean any material or substance that is now or hereafter defined or regulated by any statute, regulation, ordinance, or governmental authority thereunder, as radioactive, toxic, hazardous, or waste, including but not limited to (i) petroleum and any of its constituents or byproducts, (ii) radioactive materials,
(iii) asbestos in any form or condition, and (iv) substances or materials regulated by any of the following, as amended from time to time, and any rules promulgated thereunder: the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601 et seq.; the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, et seq.; the Toxic Substances Control Act, 15 U.S.C. Sections 2601, et seq.; the Clean Water Act, 33 U.S.C. Sections 1251 et seq; the Clean Air Act, 42 U.S.C. Sections 7401 et seq.

     Landlord and Tenant have executed this Lease as of the day and year first above written.

WITNESS/ATTEST:                         LANDLORD:

                                        MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE
                                        LIMITED LIABILITY COMPANY

                                        By: Equity Office Management, L.L.C., a Delaware
                                            limited liability company, its non-member manager

/s/ Kim Ruby                                By:    /s/ Maryann Gilligan Suydam
---------------------------------                  ------------------------------

Name (print): Kim Ruby                      Name:  Maryann Gilligan Suydam
              -------------------                  ------------------------------

                                            Title: Senior Vice President
---------------------------------                  ------------------------------

Name (print):
              -------------------


WITNESS/ATTEST:                         TENANT:

                                        COMBINATORX, INCORPORATED, A DELAWARE
                                        CORPORATION

/s/ Elizabeth K. Tibbetts               By:    /s/ Robert Forrester
---------------------------------              ------------------------------

Name (print): Elizabeth K. Tibbetts     Name:  Robert Forrester
              ---------------------            ------------------------------

                                        Title: Executive Vice President and
                                               Chief Financial Officer
---------------------------------              ------------------------------

Name (print):
              --------------------      -------------------------------------
                                        Tenant's Tax ID Number (SSN or FEIN)

                                    EXHIBIT A

                        OUTLINE AND LOCATION OF PREMISES

     This Exhibit is attached to and made a part of the Lease by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and COMBINATORX, INCORPORATED, A DELAWARE CORPORATION ("TENANT") for space in the Buildings located at 245 First Street, Cambridge, Massachusetts 02142.




                         [Diagrams of leased premises.]

                                   EXHIBIT A-1

                     OUTLINE AND LOCATION OF OFFERING SPACE

     This Exhibit is attached to and made a part of the Lease by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and COMBINATORX, INCORPORATED, A DELAWARE CORPORATION ("TENANT") for space in the Buildings located at 245 First Street, Cambridge, Massachusetts 02142.




                               [Diagram of premises.]

                                   EXHIBIT A-2

                      OUTLINE AND LOCATION OF REFUSAL SPACE

     This Exhibit is attached to and made a part of the Lease by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and COMBINATORX, INCORPORATED, A DELAWARE CORPORATION ("TENANT") for space in the Buildings located at 245 First Street, Cambridge, Massachusetts 02142.




                      [Diagram of right of first refusal space.]

                                    EXHIBIT B

                               EXPENSES AND TAXES

     This Exhibit is attached to and made a part of the Lease by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and COMBINATORX, INCORPORATED, A DELAWARE CORPORATION ("TENANT") for space in the Buildings located at 245 First Street, Cambridge, Massachusetts 02142.

1.        PAYMENTS.

     1.01 EXPENSE EXCESS AND TAX EXCESS WITH RESPECT TO THE OFFICE BUILDING. Tenant shall pay Tenant's Pro Rata Share for the Office Building of the amount, if any, by which Expenses (defined below) relating to the Office Building (the "OFFICE EXPENSES") for each calendar year during the Term exceed Office Expenses for the Base Year (the "EXPENSE EXCESS") and also the amount, if any, by which Taxes (defined below) reasonably apportioned to the Office Building (the "OFFICE TAXES") for each Fiscal Year during the Term exceed Office Taxes for the Base Year (the "TAX EXCESS"). If Office Expenses and/or Office Taxes in any calendar year or Fiscal Year decrease below the amount of Office Expenses or Office Taxes for the Base Year, Tenant's Pro Rata Share of Office Expenses or Office Taxes, as the case may be, for that calendar year or Fiscal Year shall be $0. Landlord shall provide Tenant with a good faith estimate of the Expense Excess and of the Tax Excess for each calendar year or Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share for the Office Building of Landlord's estimate of both the Expense Excess and Tax Excess. If Landlord determines that its good faith estimate was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of a revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Expense Excess or the Tax Excess by the first day of a calendar year or Fiscal Year, as the case may be, Tenant shall continue to pay monthly installments based on the previous calendar year's or Fiscal Year's estimate(s), as the case may be, until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous calendar year's or Fiscal Year's estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

     As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a statement of the actual Office Expenses and Expense Excess and the actual Office Taxes and Tax Excess for the prior calendar year or Fiscal Year, as the case may be. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Expense Excess or actual Tax Excess for the prior calendar year or Fiscal Year, as the case may be, Landlord shall either provide Tenant with a refund or apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Expense Excess or estimated Tax Excess for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Expense Excess or actual Tax Excess, for such prior calendar year or Fiscal Year, as the case may be, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Office Expenses or Office Taxes, any underpayment for the prior calendar year or Fiscal Year, as the case may be.

     1.02 EXPENSES AND TAXES WITH RESPECT TO THE SCIENCE BUILDING. Tenant shall pay Tenant's Pro Rata Share for the Science Building of Expenses relating to the Science Building for each calendar year during the Term (the "LAB EXPENSES") and Taxes reasonably apportioned to the Science Building for each Fiscal Year during the Term (the "LAB TAXES"). Landlord shall provide Tenant with a good faith estimate of the Lab Expenses and of the Lab Taxes for each calendar year or Fiscal Year during the Term. On or before the first day of each month, Tenant shall pay to Landlord a monthly installment equal to one-twelfth of Tenant's Pro Rata Share for the Science Building of Landlord's estimate of the Lab Expenses and one-twelfth of Tenant's Pro Rata Share for the Science Building of Landlord's estimate of the Lab Taxes. If Landlord determines that its good faith estimate of the Lab Expenses or of the Lab Taxes was incorrect by a material amount, Landlord may provide Tenant with a revised estimate. After its receipt of the revised estimate, Tenant's monthly payments shall be based upon the revised estimate. If Landlord does not provide Tenant with an estimate of the Lab Expenses by January 1 of a calendar year, or the Lab Taxes by the start of each new Fiscal Year, Tenant shall continue to pay monthly installments based on the previous calendar year's or Fiscal Year's estimate(s), as the case may be, until Landlord provides Tenant with the new estimate. Upon delivery of the new estimate, an adjustment shall be made for any month for which Tenant paid monthly installments based on the previous calendar year's or Fiscal Year's estimate(s). Tenant shall pay Landlord the amount of any underpayment within 30 days after receipt of the new estimate. Any overpayment shall be refunded to Tenant within 30 days or credited against the next due future installment(s) of Additional Rent.

     As soon as is practical following the end of each calendar year or Fiscal Year, as the case may be, Landlord shall furnish Tenant with a statement of the actual Lab Expenses and the actual Lab Taxes for the prior calendar year or Fiscal Year, as the case may be. If the estimated Lab Expenses and/or estimated Lab Taxes for the prior calendar year or Fiscal Year, as the case may be, is more than the actual Lab Expenses and/or actual Lab Taxes for the prior calendar year or Fiscal Year, as the case may be, Landlord shall apply any overpayment by Tenant against Additional Rent due or next becoming due, provided if the Term expires before the determination of the overpayment, Landlord shall refund any overpayment to Tenant after first deducting the amount of Rent due. If the estimated Lab Expenses and/or estimated Lab Taxes for the prior calendar year or Fiscal Year, as the case may be, is less than the actual Lab Expenses and/or actual Lab Taxes for such prior calendar year or Fiscal Year, as the case may be, Tenant shall pay Landlord, within 30 days after its receipt of the statement of Lab Expenses and/or Lab Taxes, any underpayment for the prior calendar year.

2.       EXPENSES.

     2.01 "EXPENSES" means all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Office Building, with respect to Office Expenses and all costs and expenses incurred in each calendar year in connection with operating, maintaining, repairing, and managing the Science Building, with respect to Lab Expenses. Expenses include, without limitation: (a) all labor and labor related costs, including wages, salaries, bonuses, taxes, insurance, uniforms, training, retirement plans, pension plans and other employee benefits for personnel at or below the level of general manager; provided that if any employee performs services in connection with the Building and other buildings, costs associated with such employee may be proportionately included in Expenses based on the percentage of time such employee spends in connection with the operation, maintenance and management of the Building; (b) management fees; (c) the cost of equipping, staffing and operating an on-site and/or off-site management office for the Buildings, provided if the management office services one or more other buildings or properties, the shared costs and expenses of equipping, staffing and operating such management office(s) shall be equitably prorated and apportioned between the Building and the other buildings or properties; (d) accounting costs; (e) the cost of services; (f) rental and purchase cost of parts, supplies, tools and equipment; (g) insurance premiums and deductibles;
(h) electricity, gas and other utility costs; (i) Expenses of periodic routine testing to assure that the Premises and surrounding land are free of hazardous materials, agents or substances, and to assure compliance with codes, regulations and Laws; and (j) the amortized cost of capital improvements (as distinguished from replacement parts or components installed in the ordinary course of business) made subsequent to the Base Year which are: (1) performed primarily to reduce current or future operating expense costs, upgrade Buildings security or otherwise improve the operating efficiency of the Property; or (2) required to comply with any Laws that are enacted, or first interpreted to apply to the Property, after the date of this Lease. The cost of capital improvements shall be amortized by Landlord over the lesser of the Payback Period (defined below) or the useful life of the capital improvement as reasonably determined by Landlord. The amortized cost of capital improvements may, at Landlord's option, include actual or imputed interest at the rate that Landlord would reasonably be required to pay to finance the cost of the capital improvement. "PAYBACK PERIOD" means the reasonably estimated period of time that it takes for the cost savings resulting from a capital improvement to equal the total cost of the capital improvement. Landlord, by itself or through an affiliate, shall have the right to directly perform, provide and be compensated for any services under this Lease. If Landlord incurs Expenses for the Buildings or Property together with one or more other buildings or properties, whether pursuant to a reciprocal easement agreement, common area agreement or otherwise, the shared costs and expenses shall be equitably prorated and apportioned between the Buildings and Property and the other buildings or properties.

     2.02 Expenses shall not include: the cost of capital improvements (except as set forth above); depreciation; ground lease rental; principal payments of mortgage and other non-operating debts of Landlord; the cost of repairs or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds; any expenses for which Landlord has received actual reimbursement (other than through Expenses); costs in connection with leasing space in the Buildings, including brokerage commissions; lease concessions, rental abatements and construction allowances granted to specific tenants; attorneys' fees and other expenses incurred in connection with negotiations or disputes with prospective tenants or tenants or other occupants of the Building; costs incurred in connection with the sale, financing or refinancing of the Buildings; fines, interest and penalties incurred due to the late payment of Taxes or Expenses; organizational expenses associated with the creation and operation of the entity which constitutes Landlord; sums (other than management fees, it being agreed that the management fees included in Expenses are as described in Section 2.01 above) paid to subsidiaries or other affiliates of Landlord for services on or to the Property, Building and/or Premises, but only to the extent that the costs of such services exceed the competitive cost for such services rendered by persons or entities of similar skill, competence and experience; fines or penalties incurred as a result of violation by Landlord of any applicable Laws; costs incurred by Landlord in connection with the correction of defects in design and original construction of the Buildings or Property; all bad debt loss, rent loss, or reserves for bad debt or rent loss; the cost or expense of any services or benefits provided generally to other tenants in the Building and not provided or available to Tenant; Landlord's charitable and political contributions; the cost of complying with any laws in effect (and as enforced) on the Commencement Date, provided that if any portion of the Building that was in compliance with all applicable laws on the Commencement Date becomes out of compliance due to normal wear and tear, the cost of bringing such portion of the Building into compliance shall be included in Expenses unless otherwise excluded pursuant to the terms hereof; all costs of purchasing or leasing major sculptures, paintings or other major works or objects of art (as opposed to decorations purchased or leased by Landlord for display in the Common Areas of the Building); payments for rented equipment, the cost of which would constitute a capital expenditure if the equipment were purchased, in which event, Section 2.01 above would govern the determination of whether such costs are included in Expenses; costs of signs in or on the Building identifying the owner of the Building or any tenant in the Building; to the extent any services (on a per square foot basis) are provided to a tenant or occupant of the Building at a level that is materially greater than the level at which such services are available to Tenant, the cost of providing such services at a level that is over and above the level available to Tenant shall be excluded from Expenses; or any penalties or damages that Landlord pays to Tenant under this Lease or to other tenants in the Buildings under their respective leases.

     2.03 If at any time during a calendar year the Buildings are not at least 95% occupied or Landlord is not supplying services to at least 95% of the total Rentable Square Footage of the Buildings, Expenses shall, at Landlord's option, be determined as if the Buildings had been 95% occupied and Landlord had been supplying services to 95% of the Rentable Square Footage of the Buildings. If Expenses for a calendar year are determined as provided in the prior sentence, Expenses for the Base Year shall also be determined in such manner. Notwithstanding the foregoing, Landlord may calculate the extrapolation of Expenses under this Section based on 100% occupancy and service so long as such percentage is used consistently for each year of the Term (including the Base
Year). The extrapolation of Expenses under this Section shall be performed in accordance with the methodology specified by the Building Owners and Managers Association.

3. "TAXES" shall mean: (a) all real property taxes and other assessments on the Buildings and/or Property, including, but not limited to, gross receipts taxes, assessments for special improvement districts and building improvement districts, governmental charges, fees and assessments for police, fire, traffic mitigation or other governmental service of purported benefit to the Property, taxes and assessments levied in substitution or supplementation in whole or in part of any such taxes and assessments and the Property's share of any real estate taxes and assessments under any reciprocal easement agreement, common area agreement or similar agreement as to the Property; (b) all personal property taxes for property that is owned by Landlord and used in connection with the operation, maintenance and repair of the Property; and (c) all costs and fees incurred in connection with seeking reductions in any tax liabilities described in (a) and (b), including, without limitation, any costs incurred by Landlord for compliance, review and appeal of tax liabilities. Without limitation, Taxes shall not include any income, capital levy, transfer, capital stock, gift, estate or inheritance tax. If a change in Taxes is obtained for any year of the Term during which Tenant paid Tenant's Pro Rata Share of any Tax Excess or Lab Taxes, then Taxes for that year will be retroactively adjusted and Landlord shall provide Tenant with a credit, if any, based on the adjustment. Likewise, if a change is obtained for Taxes for the Base Year, Taxes for the Base Year shall be restated and the Tax Excess for all subsequent years shall be recomputed. Tenant shall pay Landlord the amount of Tenant's Pro Rata Share of any such increase in the Tax Excess or the Lab Taxes within 30 days after Tenant's receipt of a statement from Landlord.

4. AUDIT RIGHTS. Tenant, within 365 days after receiving Landlord's statement of Expenses, may give Landlord written notice ("REVIEW NOTICE") that Tenant intends to review Landlord's records of the Expenses for the calendar year to which the statement applies. Within a reasonable time after receipt of the Review Notice, Landlord shall make all pertinent records available for inspection that are reasonably necessary for Tenant to conduct its review. If any records are maintained at a location other than the management office for the Buildings, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent to review Landlord's records, the agent must be with a CPA firm licensed to do business in the state or commonwealth where the Landlord's records or the Property is located. Tenant shall be solely responsible for all costs, expenses and fees incurred for the audit. However, notwithstanding the foregoing, if Landlord and Tenant determine that Expenses for the Building for the year in question were less than stated by more than 5%, Landlord, within 30 days after its receipt of paid invoices therefor from Tenant, shall reimburse Tenant for the reasonable amounts paid by Tenant to third parties in connection with such review by Tenant. Within 90 days after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an "OBJECTION NOTICE") stating in reasonable detail any objection to Landlord's statement of Expenses for that year. If Tenant fails to give Landlord an Objection Notice within the 90 day period or fails to provide Landlord with a Review Notice within the 365 day period described above, Tenant shall be deemed to have approved Landlord's statement of Expenses and shall be barred from raising any claims regarding the Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant's Objection Notice. If Landlord and Tenant determine that Expenses for the calendar year are less than reported, Landlord shall provide Tenant with a credit against the next installment of Rent in the amount of the overpayment by Tenant. Likewise, if Landlord and Tenant determine that Expenses for the calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within 30 days. The records obtained by Tenant shall be treated as confidential. In no event shall Tenant be permitted to examine Landlord's records or to dispute any statement of Expenses unless Tenant has paid and continues to pay all Rent when due.

                                    EXHIBIT C

                                   WORK LETTER

     This Exhibit is attached to and made a part of the Lease by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and COMBINATORX, INCORPORATED, A DELAWARE CORPORATION ("TENANT") for space in the Buildings located at 245 First Street, Cambridge, Massachusetts 02142.

I. WORK LETTER RELATING TO THE OFFICE SPACE. As used in this Section I of this Work Letter, the "OFFICE SPACE" shall be deemed to mean the Office Space, as initially defined in the attached Lease.

1.   ALTERATIONS AND ALLOWANCE.

     A. Tenant, following the delivery of the Office Space by Landlord and the full and final execution and delivery of the Lease to which this
            Exhibit is attached and all prepaid rental and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Office Space (the "INITIAL OFFICE ALTERATIONS"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Office Alterations in the Office Space unless and until Tenant has complied with all of the terms and conditions of Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Office Alterations and the contractors to be retained by Tenant to perform such Initial Office Alterations. Tenant shall be responsible for all elements of the design of Tenant's Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Office Space and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's Plans shall in no event relieve Tenant of the responsibility for such design. Landlord's approval of the contractors to perform the Initial Office Alterations shall not be unreasonably withheld, delayed or conditioned. The parties agree that Landlord's approval of the general contractor to perform the Initial Office Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Office Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Office Space is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

     B. Provided Tenant is not in default, Landlord agrees to contribute the sum of $811,575.00 (the "OFFICE ALLOWANCE") toward the cost of performing the Initial Office Alterations in preparation of Tenant's occupancy of the Office Space. The Office Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Office Alterations and for hard costs in connection with the Initial Office Alterations. The Office Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the Initial Office Alterations, within 30 days following receipt by Landlord of (1) receipted bills covering all labor and materials expended and used in the Initial Office Alterations; (2) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (3) full and final waivers of lien; (4) as-built plans of the Initial Office Alterations; and (5) the certification of Tenant and its architect that the Initial Office Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Office Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Office Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

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     C.     In no event shall the Office Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Office Allowance to Landlord in accordance with the provisions contained in this Exhibit by January 31, 2007, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Office Alterations and/or Office Allowance.

     D. Tenant agrees to accept the Office Space in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Office Allowance, incur any costs in connection with the construction or demolition of any improvements in the Office Space.

     E. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

II. WORK LETTER RELATING TO THE LAB SPACE. As used in this Section II of this Work Letter, the "LAB SPACE" shall be deemed to mean the Lab Space, as initially defined in the attached Lease.

1.   ALTERATIONS AND ALLOWANCE.

     A. Tenant, following the delivery of the Lab Space by Landlord and the full and final execution and delivery of the Lease to which this
            Exhibit is attached and all prepaid rental and security deposits required under such agreement, shall have the right to perform alterations and improvements in the Lab Space (the "INITIAL LAB ALTERATIONS"). Notwithstanding the foregoing, Tenant and its contractors shall not have the right to perform Initial Lab Alterations in the Lab Space unless and until Tenant has complied with all of the terms and conditions of Section 9 of the Lease, including, without limitation, approval by Landlord of the final plans for the Initial Lab Alterations and the contractors to be retained by Tenant to perform such Initial Lab Alterations. Tenant shall be responsible for all elements of the design of Tenant's Plans (including, without limitation, compliance with law, functionality of design, the structural integrity of the design, the configuration of the Lab Space and the placement of Tenant's furniture, appliances and equipment), and Landlord's approval of Tenant's Plans shall in no event relieve Tenant of the responsibility for such design. Landlord's approval of the contractors to perform the Initial Lab Alterations shall not be unreasonably withheld, delayed or conditioned. The parties agree that Landlord's approval of the general contractor to perform the Initial Lab Alterations shall not be considered to be unreasonably withheld if any such general contractor (i) does not have trade references reasonably acceptable to Landlord, (ii) does not maintain insurance as required pursuant to the terms of this Lease, (iii) does not have the ability to be bonded for the work in an amount of no less than 150% of the total estimated cost of the Initial Lab Alterations, (iv) does not provide current financial statements reasonably acceptable to Landlord, or (v) is not licensed as a contractor in the state/municipality in which the Lab Space is located. Tenant acknowledges the foregoing is not intended to be an exclusive list of the reasons why Landlord may reasonably withhold its consent to a general contractor.

     B. Provided Tenant is not in default, Landlord agrees to contribute the sum of $3,203,775.00 (the "LAB ALLOWANCE") toward the cost of performing the Initial Lab Alterations in preparation of Tenant's occupancy of the Lab Space. The Lab Allowance may only be used for the cost of preparing design and construction documents and mechanical and electrical plans for the Initial Lab Alterations and for hard costs in connection with the Initial Lab Alterations. The Lab Allowance shall be paid to Tenant or, at Landlord's option, to the order of the general contractor that performed the Initial Lab Alterations, within 30 days following receipt by Landlord of (1) receipted bills covering all labor and materials expended and used in the Initial Lab Alterations; (2) a sworn contractor's affidavit from the general contractor and a request to disburse from Tenant containing an approval by Tenant of the work done; (3) full and final waivers of lien; (4) as-built plans of the Initial Lab Alterations; and (5) the certification of Tenant and its architect that the Initial Lab Alterations have been installed in a good and workmanlike manner in accordance with the approved plans, and in accordance with applicable laws, codes and ordinances. The Lab Allowance shall be disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to disburse any portion of the Lab Allowance during the continuance of an uncured default under the Lease, and Landlord's obligation to disburse shall only resume when and if such default is cured.

     C. In no event shall the Lab Allowance be used for the purchase of equipment, furniture or other items of personal property of Tenant. If Tenant does not submit a request for payment of the entire Lab Allowance to Landlord in accordance with the provisions contained in this Exhibit by January 31, 2007, any unused amount shall accrue to the sole benefit of Landlord, it being understood that Tenant shall not be entitled to any credit, abatement or other concession in connection therewith. Tenant shall be responsible for all applicable state sales or use taxes, if any, payable in connection with the Initial Lab Alterations and/or Lab Allowance.

     D. Tenant agrees to accept the Lab Space in its "as-is" condition and configuration, it being agreed that Landlord shall not be required to perform any work or, except as provided above with respect to the Lab Allowance, incur any costs in connection with the construction or demolition of any improvements in the Lab Space.

     E. This Exhibit shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions to the Premises in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement to the Lease.

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

                                    EXHIBIT D

                         BUILDING RULES AND REGULATIONS

     This Exhibit is attached to and made a part of the Lease by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and COMBINATORX, INCORPORATED, A DELAWARE CORPORATION ("TENANT") for space in the Buildings located at 245 First Street, Cambridge, Massachusetts 02142.

     The following rules and regulations shall apply, where applicable, to the Premises, the Buildings, the parking facilities (if any), the Property and the appurtenances. In the event of a conflict between the following rules and regulations and the remainder of the terms of the Lease, the remainder of the terms of the Lease shall control. Capitalized terms have the same meaning as defined in the Lease.

1. Sidewalks, doorways, vestibules, halls, stairways and other similar areas shall not be obstructed by Tenant or used by Tenant for any purpose other than ingress and egress to and from the Premises. No rubbish, litter, trash, or material shall be placed, emptied, or thrown in those areas. At no time shall Tenant permit Tenant's employees to loiter in Common Areas or elsewhere about the Buildings or Property.

2. Plumbing fixtures and appliances shall be used only for the purposes for which designed and no sweepings, rubbish, rags or other unsuitable material shall be thrown or placed in the fixtures or appliances.

3. No signs, advertisements or notices shall be painted or affixed to windows, doors or other parts of the Buildings, except those of such color, size, style and in such places as are first approved in writing by Landlord. All tenant identification and suite numbers at the entrance to the Premises shall be installed by Landlord, at Tenant's cost and expense, using the standard graphics for the Buildings. Except in connection with the hanging of lightweight pictures and wall decorations, no nails, hooks or screws shall be inserted into any part of the Premises or Buildings except by the Building maintenance personnel without Landlord's prior approval, which approval shall not be unreasonably withheld.

4. Landlord may provide and maintain in the first floor (main lobby) of the Buildings an alphabetical directory board or other directory device listing tenants and no other directory shall be permitted unless previously consented to by Landlord in writing.

5. Tenant shall not place any lock(s) on any door in the Premises or Buildings without Landlord's prior written consent, which consent shall not be unreasonably withheld, and Landlord shall have the right at all times to retain and use keys or other access codes or devices to all locks within and into the Premises. A reasonable number of keys to the locks on the entry doors in the Premises shall be furnished by Landlord to Tenant at Tenant's cost and Tenant shall not make any duplicate keys. All keys shall be returned to Landlord at the expiration or early termination of the Lease.

6. All contractors, contractor's representatives and installation technicians performing work in the Buildings shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld, and shall be required to comply with Landlord's standard rules, regulations, policies and procedures, which may be revised from time to time. Landlord has no obligation to allow any particular telecommunication service provider to have access to the Buildings or to the Premises. If Landlord permits access, Landlord may condition the access upon the payment to Landlord by the service provider of fees assessed by Landlord in Landlord's sole discretion.

7. Movement in or out of the Buildings of furniture or office equipment, or dispatch or receipt by Tenant of merchandise or materials requiring the use of elevators, stairways, lobby areas or loading dock areas, shall be restricted to hours reasonably designated by Landlord. Tenant shall obtain Landlord's prior approval by providing a detailed listing of the activity, which approval shall not be unreasonably withheld. If approved by Landlord, the activity shall be under the supervision of Landlord and performed in the manner required by Landlord. Tenant shall assume all risk for damage to articles moved and injury to any persons resulting from the activity. If equipment, property, or personnel of Landlord or of any other party is damaged or injured as a result of or in connection with the activity, Tenant shall be solely liable for any resulting damage, loss or injury.

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

8. Landlord shall have the right to approve the weight, size, or location of heavy equipment or articles in and about the Premises, which approval shall not be unreasonably withheld. Damage to the Buildings or Property by the installation, maintenance, operation, existence or removal of property of Tenant shall be repaired at Tenant's sole expense.

9.   Corridor doors, when not in use, shall be kept closed.

10. Tenant shall not: (1) make or permit any improper, objectionable or unpleasant noises or odors in the Buildings, or otherwise interfere in any way with other tenants or persons having business with them; (2) solicit business or distribute or cause to be distributed, in any portion of the Buildings or Property, handbills, promotional materials or other advertising; or (3) conduct or permit other activities in the Buildings or Property that might, in Landlord's sole opinion, constitute a nuisance.

11. No animals, except those assisting handicapped persons, shall be brought into the Buildings or kept in or about the Premises.

12. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises, Buildings or about the Property, except for those substances as are typically found in similar premises used for general office purposes and are being used by Tenant in a safe manner and in accordance with all applicable Laws. Tenant shall not, without Landlord's prior written consent, use, store, install, spill, remove, release or dispose of, within or about the Premises or any other portion of the Property, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq., M.G.L. c. 21C, M.G.L. c. 21E or any other applicable environmental Law which may now or later be in effect. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal.

13. Tenant shall not use or occupy the Premises in any manner or for any purpose which might injure the reputation or impair the present or future value of the Premises or the Buildings. Tenant shall not use, or permit any part of the Premises to be used for lodging, sleeping or for any illegal purpose.

14. Tenant shall not take any action which would violate Landlord's labor contracts or which would cause a work stoppage, picketing, labor disruption or dispute or interfere with Landlord's or any other tenant's or occupant's business or with the rights and privileges of any person lawfully in the Buildings ("LABOR DISRUPTION"). Tenant shall take the actions necessary to resolve the Labor Disruption, and shall have pickets removed and, at the request of Landlord, immediately terminate any work in the Premises that gave rise to the Labor Disruption, until Landlord gives its written consent for the work to resume. Tenant shall have no claim for damages against Landlord or any of the Landlord Related Parties nor shall the Office Space Commencement Date, the Lab Space Commencement Date or the Term be extended as a result of the above actions.

15. Tenant shall not install, operate or maintain in the Premises or in any other area of the Buildings, electrical equipment that would overload the electrical system beyond its capacity for proper, efficient and safe operation as determined solely by Landlord. Tenant shall not furnish cooling or heating to the Premises, including, without limitation, the use of electric or gas heating devices, without Landlord's prior written consent. Tenant shall not use more than its proportionate share of telephone lines and other telecommunication facilities available to service the Buildings in which the Premises are located.

16. Tenant shall not operate or permit to be operated a coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages, foods, candy, cigarettes and other goods), except for machines for the exclusive use of Tenant's employees and invitees.

17. Bicycles and other vehicles are not permitted inside the Buildings or on the walkways outside the Buildings, except in areas designated by Landlord.

18. Landlord may from time to time adopt systems and procedures for the security and safety of the Buildings and Property, their occupants, entry, use and contents. Tenant,

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

     its agents, employees, contractors, guests and invitees shall comply with Landlord's systems and procedures.

19. Landlord shall have the right to prohibit the use of the name of the Buildings or any other publicity by Tenant that in Landlord's sole opinion may impair the reputation of the Buildings or their desirability. Upon written notice from Landlord, Tenant shall refrain from and discontinue such publicity immediately.

20. Neither Tenant nor its agents, employees, contractors, guests or invitees shall smoke or permit smoking in the Common Areas, unless a portion of the Common Areas have been declared a designated smoking area by Landlord, nor shall the above parties allow smoke from the Premises to emanate into the Common Areas or any other part of the Buildings. Landlord shall have the right to designate the Buildings (including the Premises) as a non-smoking building.

21. Landlord shall have the right to designate and approve standard window coverings for the Premises and to establish rules to assure that the Buildings present a uniform exterior appearance. Tenant shall ensure, to the extent reasonably practicable, that window coverings are closed on windows in the Premises while they are exposed to the direct rays of the sun.

22. Deliveries to and from the Premises shall be made only at the times in the areas and through the entrances and exits reasonably designated by Landlord. Tenant shall not make deliveries to or from the Premises in a manner that might interfere with the use by any other tenant of its premises or of the Common Areas, any pedestrian use, or any use which is inconsistent with good business practice.

23. The work of cleaning personnel shall not be hindered by Tenant after 5:30 P.M., and cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Tenant shall provide adequate waste and rubbish receptacles to prevent unreasonable hardship to the cleaning service.

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                                    EXHIBIT E

                              ADDITIONAL PROVISIONS

     This Exhibit is attached to and made a part of the Lease by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY ("LANDLORD") and COMBINATORX, INCORPORATED, A DELAWARE CORPORATION ("TENANT") for space in the Buildings located at 245 First Street, Cambridge, Massachusetts 02142.

1.   LETTER OF CREDIT.

     1.01. GENERAL PROVISIONS. Concurrently with Tenant's execution of this Lease, Tenant shall deliver to Landlord, as collateral for the full performance by Tenant of all of its obligations under this Lease and for all losses and damages Landlord may suffer as a result of any Default by Tenant under this Lease, a standby, unconditional, irrevocable, transferable letter of credit (the "LETTER OF CREDIT") in the form of EXHIBIT G hereto and containing the terms required herein, in the face amount of $2,500,000.00 (the "LETTER OF CREDIT AMOUNT"), naming Landlord as beneficiary, issued (or confirmed) by a financial institution acceptable to Landlord in Landlord's sole discretion, permitting multiple and partial draws thereon, and otherwise in form acceptable to Landlord in its sole discretion. Tenant shall cause the Letter of Credit to be continuously maintained in effect (whether through replacement, renewal or extension) in the Letter of Credit Amount through the date (the "FINAL LC EXPIRATION DATE") that is 120 days after the scheduled expiration date of the Term or any renewal Term. If the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), Tenant shall deliver a new Letter of Credit or certificate of renewal or extension to Landlord not later than 30 days prior to the expiration date of the Letter of Credit then held by Landlord. Any renewal or replacement Letter of Credit shall comply with all of the provisions of this Section 1, shall be irrevocable, transferable and shall remain in effect (or be automatically renewable) through the Final LC Expiration Date upon the same terms as the expiring Letter of Credit or such other terms as may be acceptable to Landlord in its sole discretion.

     1.02. DRAWINGS UNDER LETTER OF CREDIT. Landlord shall have the immediate right to draw upon the Letter of Credit, in whole or in part, at any time and from time to time: (i) if a Default occurs; or (ii) if the Letter of Credit held by Landlord expires earlier than the Final LC Expiration Date (whether by reason of a stated expiration date or a notice of termination or non-renewal given by the issuing bank), and Tenant fails to deliver to Landlord, at least 30 days prior to the expiration date of the Letter of Credit then held by Landlord, a renewal or substitute Letter of Credit that is in effect and that complies with the provisions of this Section 1. No condition or term of this Lease shall be deemed to render the Letter of Credit conditional to justify the issuer of the Letter of Credit in failing to honor a drawing upon such Letter of Credit in a timely manner. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the Letter of Credit upon the occurrence of any Default by Tenant under this Lease or upon the occurrence of any of the other events described above in this Section 1.02.

     1.03. USE OF PROCEEDS BY LANDLORD. The proceeds of the Letter of Credit shall constitute Landlord's sole and separate property (and not Tenant's property or the property of Tenant's bankruptcy estate) and Landlord may immediately upon any draw (and without notice to Tenant) apply or offset the proceeds of the Letter of Credit: (i) against any Rent payable by Tenant under this Lease that is not paid when due; (ii) against all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it may suffer as a result of any Default by Tenant under this Lease; (iii) against any costs incurred by Landlord in connection with the Lease (including attorneys' fees); and (iv) against any other amount that Landlord may spend or become obligated to spend by reason of Tenant's Default. Provided Tenant has performed all of its obligations under this Lease, Landlord agrees to pay to Tenant within 30 days after the Final LC Expiration Date the amount of any proceeds of the Letter of Credit received by Landlord and not applied as allowed above; provided, that if prior to the Final LC Expiration Date a voluntary petition is filed by Tenant or any Guarantor, or an involuntary petition is filed against Tenant or any Guarantor by any of Tenant's or Guarantor's creditors, under the Federal Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused Letter of Credit proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed, in each case pursuant to a final court order not subject to appeal or any stay pending appeal.

     1.04. ADDITIONAL COVENANTS OF TENANT. If, as result of any application or use by Landlord of all or any part of the Letter of Credit, the amount of the Letter of Credit shall be less than the Letter of Credit Amount, Tenant shall, within 5 days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency (or a replacement letter of credit in the total Letter of Credit Amount), and any such additional (or replacement) letter of credit shall comply with all of the provisions of this
            Section 1, and if Tenant fails to comply with the foregoing, notwithstanding anything to the contrary contained in this Lease, the same shall constitute an incurable Default by Tenant. Tenant further covenants and warrants that it will neither assign nor encumber the Letter of Credit or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

     1.05. TRANSFER OF LETTER OF CREDIT. Landlord may, at any time and without notice to Tenant and without first obtaining Tenant's consent thereto, transfer all or any portion of its interest in all or a portion of the Buildings and, in connection therewith, to the Letter of Credit, to another party, person or entity, including Landlord's mortgagee, if any, and/or to have the Letter of Credit reissued in the name of Landlord's mortgagee, if any. If Landlord transfers its interest in the Buildings and transfers the Letter of Credit (or any proceeds thereof then held by Landlord) in whole or in part to the transferee, Landlord shall, without any further agreement between the parties hereto, thereupon be released by Tenant from all liability therefor. The provisions hereof shall apply to every transfer or assignment of all or any part of the Letter of Credit to a new landlord. In connection with any such transfer of the Letter of Credit by Landlord, Tenant shall, at Tenant's sole cost and expense, execute and submit to the issuer of the Letter of Credit such applications, documents and instruments as may be necessary to effectuate such transfer. Tenant shall be responsible for paying the issuer's transfer and processing fees in connection with any transfer of the Letter of Credit and, if Landlord advances any such fees (without having any obligation to do so), Tenant shall reimburse Landlord for any such transfer or processing fees within 10 days after Landlord's written request therefor.

     1.06. REDUCTION IN LETTER OF CREDIT AMOUNT. Provided (a) no Monetary Default or material non-Monetary Default has occurred hereunder in the 12 month period prior to each requested letter of credit reduction date, and (b) as of each requested letter of credit reduction date (x) Tenant is a publicly traded company (i.e., Tenant's stock is being traded on a national securities exchange, including, but not limited to, the NYSE, the NASDAQ Stock Market, or the NASDAQ Small Cap Market System), (y) Tenant's audited financial statements prepared in accordance with generally accepted accounting principles by an independent certified public accountant for each of the three most recent quarters immediately preceding the applicable letter of credit reduction date show that Tenant has had at least $25,000,000.00 in cash or cash equivalent investments, and (z) Tenant has an average fully diluted market capitalization of at least $200,000,000.00 determined using the average of the volume weighted average price for Tenant over the 20 trading days immediately preceding the applicable letter of credit reduction date (each of the foregoing are individually referred to herein as a "CONTINGENCY REQUIREMENT" and collectively as the "CONTINGENCY REQUIREMENTS"), THEN Tenant may reduce the Letter of Credit Amount as follows: (i) $2,000,000.00 effective as of third anniversary of the Lab Space Commencement Date; (ii) $1,625,000.00 effective as of the fourth anniversary of the Lab Space Commencement Date; (iii) $1,250,000.00 effective as of fifth anniversary of the Lab Space Commencement Date; (iv) $875,000.00 effective as of sixth anniversary of the Lab Space Commencement Date, and (v) $500,000.00 effective as of seventh anniversary of the Lab Space Commencement Date. If Tenant is not entitled to reduce the Letter of Credit Amount as of a particular reduction effective date due to Tenant's failure to satisfy each of the Contingency Requirements prior to that particular reduction effective date, then any subsequent reduction(s) Tenant is entitled to hereunder shall be reduced by the amount of the reduction Tenant would have been entitled to had Tenant satisfied each of the Contingency Requirements prior to that particular earlier reduction effective date. Notwithstanding anything to the contrary contained herein, if Tenant has been in Monetary Default or material non-Monetary Default under this Lease at any time prior to the effective date of any reduction of the Letter of Credit Amount and Tenant has failed to cure such Monetary Default or material non-Monetary Default within any applicable cure period, then Tenant shall have no further right to reduce the Letter of Credit Amount as described herein. Any reduction in the Letter of Credit Amount shall be accomplished by Tenant providing Landlord with a substitute letter of credit in the reduced amount.

     1.07. NATURE OF LETTER OF CREDIT. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the Letter of Credit or any renewal thereof or substitute therefor or any proceeds thereof (including the LC Proceeds Account) be deemed to be or treated as a "security deposit" under any Law applicable to security deposits in the commercial context ("SECURITY DEPOSIT LAWS"), (2) acknowledge and agree that the Letter of Credit (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (3) waive any and all rights, duties and obligations either party may now or, in the future, will have relating to or arising from the Security Deposit Laws.

            Tenant hereby waives the provisions of any Laws, now or hereafter in effect, which (i) establish the time frame by which Landlord must refund a security deposit under a lease, and/or (ii) provide that Landlord may claim from the security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Tenant or to clean the Premises, it being agreed that Landlord may, in addition, claim those sums specified in this Section 1 above and/or those sums reasonably necessary to compensate Landlord for any loss or damage caused by Tenant's breach of this Lease or the acts or omission of Tenant or any other Tenant Related Parties, including any damages Landlord suffers following termination of the Lease.

2.   PARKING.

     2.01. During the initial Term, Tenant agrees to lease from Landlord and Landlord agrees to lease to Tenant a total of up to 48 unreserved parking spaces (the "SPACES"), for the use of Tenant and its employees, in the parking facility owned by Landlord that serves the Buildings (the "PARKING FACILITY"), and if the Parking Facility includes a garage, then such Spaces may be in such garage. No deductions or allowances shall be made for days when Tenant or any of its employees does not utilize the Parking Facility or for Tenant utilizing less than all of the Spaces. Tenant may from time to time (but not more often than one time per month) request additions or reductions in the number of Spaces leased by Tenant hereunder, provided that in no event shall Tenant shall have the right to lease or otherwise use more than the number of unreserved Spaces set forth above.

     2.02. During the initial Term, Tenant shall pay Landlord, as Additional Rent in accordance with Section 4 of the Lease, the sum of $210.00 per month, plus applicable tax thereon, if any, for each unreserved Space leased by Tenant hereunder, as such rate may be adjusted from time-to-time to reflect the then current rate for parking in the Parking Facility.

     2.03. Except for particular spaces and areas designated by Landlord for reserved parking, all parking in the Parking Facility shall be on an unreserved, first-come, first-served basis. However, the Parking Facility shall always be managed by Landlord (whether using valet parking or otherwise) so that, subject to the provisions of this
            Section 2, the Tenant will be always be able to utilize the number of Spaces leased by Tenant hereunder.

     2.04. Landlord shall not be responsible for money, jewelry, automobiles or other personal property lost in or stolen from the Parking Facility regardless of whether such loss or theft occurs when the Parking Facility is locked or otherwise secured. Except as caused by the negligence or willful misconduct of Landlord and without limiting the terms of the preceding sentence, Landlord shall not be liable for any loss, injury or damage to persons using the Parking Facility or automobiles or other property therein, it being agreed that, to the fullest extent permitted by law, the use of the Spaces shall be at the sole risk of Tenant and its employees.

     2.05. Landlord shall have the right from time to time to designate the location of the Spaces and to promulgate reasonable rules and regulations regarding the Parking Facility, the Spaces and the use thereof, including, but not limited to, rules and regulations controlling the flow of traffic to and from various parking areas, the angle and direction of parking and the like. Tenant shall comply with and cause its employees to comply with all such rules and regulations as well as all reasonable additions and amendments thereto.

     2.06. Tenant shall not store or permit its employees to store any automobiles in the Parking Facility without the prior written consent of Landlord. Except for emergency repairs, Tenant and its employees shall not perform any work on any automobiles while located in the Parking Facility or on the Property. If it is necessary for Tenant or its employees to leave an automobile in the Parking Facility overnight, Tenant shall provide Landlord with prior notice thereof designating the license plate number and model of such automobile.

     2.07. Landlord shall have the right to temporarily close the Parking Facility or certain areas therein in order to perform necessary repairs, maintenance and improvements to the Parking Facility.

     2.08. Tenant shall not assign or sublease any of the Spaces without the consent of Landlord. Landlord shall have the right to terminate this Parking Agreement with respect to any Spaces that Tenant desires to sublet or assign.

     2.09. Landlord may elect to provide parking cards or keys to control access to the Parking Facility. In such event, Landlord shall provide Tenant with one card or key for each Space that Tenant is leasing hereunder, provided that Landlord shall have the right to require Tenant or its employees to place a deposit on such access cards or keys and to pay a fee for any lost or damaged cards or keys.

     2.10. Landlord hereby reserves the right to enter into a management agreement or lease with an entity for the Parking Facility ("PARKING FACILITY OPERATOR"). In such event, Tenant, upon request of Landlord, shall enter into a parking agreement with the Parking Facility Operator and pay the Parking Facility Operator the monthly charge established hereunder, and Landlord shall have no liability for claims arising through acts or omissions of the Parking Facility Operator unless caused by Landlord's negligence or willful misconduct. It is understood and agreed that the identity of the Parking Facility Operator may change from time to time during the Term. In connection therewith, any parking lease or agreement entered into between Tenant and a Parking Facility Operator shall be freely assignable by such Parking Facility Operator or any successors thereto.

     2.11. Tenant, at its sole cost and expense, shall comply with the applicable terms and conditions of the City of Cambridge Traffic Ordinance, including, without limitation, the PTDM Ordinance. Tenant shall reasonably cooperate with Landlord as reasonably required for Landlord to fulfill its obligations under the PTDM Ordinance.

3.   FIRST EXTENSION OPTION.

     3.01. GRANT OF OPTION; CONDITIONS. Tenant shall have the right to extend the Term (the "FIRST EXTENSION OPTION") with respect to the entire Premises only for one additional period of 5 years commencing on the day following the Termination Date of the initial Term and ending on the 5th anniversary of the Termination Date (the "FIRST EXTENSION TERM"), if:

            A. Landlord receives notice of exercise ("FIRST INITIAL EXTENSION NOTICE") not less than 12 full calendar months prior to the expiration of the initial

                 Term and not more than 15 full calendar months prior to the expiration of the initial Term; and

            B. Tenant is not in Default under the Lease beyond any applicable cure periods at the time that Tenant delivers its First Initial Extension Notice or at the time Tenant delivers its First Binding Notice (as defined below); and

            C. No more than 25% of the Office Space (in the aggregate) and no more than 25% of the Lab Space (in the aggregate) is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time that Tenant delivers its First Initial Extension Notice or at the time Tenant delivers its First Binding Notice, provided, however, and notwithstanding anything to the contrary in the foregoing contained, if more than 25% of either the Office Space or the Lab Space, but not both, is sublet (other than pursuant to a Permitted Transfer), Tenant's First Extension Option shall still be available with respect to whichever of the Office Space or the Lab Space is subject to subleases of 25% or less of its space. Thus, for example, if 35% of the Lab Space is sublet (other than pursuant to a Permitted Transfer), but only 20% of the Office Space is sublet, Tenant's First Extension Option shall not apply to the Lab Space, but Tenant's First Extension Option shall apply to the Office Space. In the event more than 25% of the Office Space and more than 25% of the Lab Space is sublet (other than pursuant to a Permitted Transfer), then Tenant's First Extension Option shall not be available with respect to either the Office Space or the Lab Space; and

            D. The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) prior to the date that Tenant delivers its First Initial Extension Notice or prior to the date Tenant delivers its First Binding Notice.

     3.02.  TERMS APPLICABLE TO PREMISES DURING FIRST EXTENSION TERM.

            A. The initial Base Rent rate per rentable square foot for the Premises during the First Extension Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises. Base Rent during the First Extension Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Section 4 of the Lease.

            B. Tenant shall pay Additional Rent (i.e., Taxes and Expenses) for the Premises during the First Extension Term in accordance with EXHIBIT B of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant's share of Taxes and Expenses and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the First Extension Term.

     3.03. PROCEDURE FOR DETERMINING PREVAILING MARKET. Within 30 days after receipt of Tenant's First Initial Extension Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the First Extension Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the First Extension Term, shall either (i) give Landlord final binding written notice ("FIRST BINDING NOTICE") of Tenant's exercise of its First Extension Option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "FIRST REJECTION NOTICE"). If Tenant fails to provide Landlord with either a First Binding Notice or First Rejection Notice within such 15 day period, Tenant's First Extension Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a First Binding Notice, Landlord and Tenant shall enter into the First Extension Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a First Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the First Extension Term. When Landlord and Tenant have agreed upon the Prevailing Market rate for the

            Premises, such agreement shall be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise, and Landlord and Tenant shall enter into the First Extension Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within 30 days after the date Tenant provides Landlord with the First Rejection Notice, Tenant, by written notice to Landlord (the "FIRST ARBITRATION NOTICE") within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in Section
            3.04 below. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant's First Extension Option shall be deemed to be null and void and of no further force and effect.

     3.04.  ARBITRATION PROCEDURE.

            A. If Tenant provides Landlord with a First Arbitration Notice, Landlord and Tenant, within 5 days after the date of the First Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the First Extension Term (collectively referred to as the "ESTIMATES"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the First Extension Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in Cambridge, Massachusetts, with working knowledge of current rental rates and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

            B. Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the First Extension Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

            C. If the Prevailing Market rate has not been determined by the commencement date of the First Extension Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the initial Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the First Extension Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

     3.05. FIRST EXTENSION AMENDMENT. If Tenant is entitled to and properly exercises its First Extension Option, Landlord shall prepare an amendment (the "FIRST EXTENSION AMENDMENT") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The First Extension Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the First Binding Notice or other written agreement by Landlord and Tenant regarding the Prevailing Market rate, and Tenant shall execute and return the First Extension Amendment to Landlord within 15 days after Tenant's receipt of same, but, upon final determination of the Prevailing Market rate applicable during the First Extension Term as described herein, an otherwise valid exercise of the First Extension Option shall be fully effective whether or not the First Extension Amendment is executed.

     3.06. DEFINITION OF PREVAILING MARKET. For purposes of this First Extension Option, "PREVAILING MARKET" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Buildings and office buildings comparable to the Buildings in Cambridge, Massachusetts. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

4.   SECOND EXTENSION OPTION.

     4.01. GRANT OF OPTION; CONDITIONS. Tenant shall have the right to extend the First Extension Term (the "SECOND EXTENSION OPTION") with respect to the entire Premises only for one additional period of 5 years commencing on the day following the Termination Date of the First Extension Term and ending on the 5th anniversary of the Termination Date of the First Extension Term (the "SECOND EXTENSION TERM"), if:

            A. Landlord receives notice of exercise ("SECOND INITIAL EXTENSION NOTICE") not less than 12 full calendar months prior to the expiration of the First Extension Term and not more than 15 full calendar months prior to the expiration of the First Extension Term; and

            B. Tenant is not in Default under the Lease beyond any applicable cure periods at the time that Tenant delivers its Second Initial Extension Notice or at the time Tenant delivers its Second Binding Notice (as defined below); and

            C. No more than 25% of the Office Space (in the aggregate) and no more than 25% of the Lab Space (in the aggregate) is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time that Tenant delivers its Second Initial Extension Notice or at the time Tenant delivers its Second Binding Notice, provided, however, and notwithstanding anything to the contrary in the foregoing contained, if more than 25% of either the Office Space or the Lab Space, but not both, is sublet (other than pursuant to a Permitted Transfer), Tenant's Second Extension Option shall still be available with respect to whichever of the Office Space or the Lab Space is subject to subleases of 25% or less of its space. Thus, for example, if 35% of the Lab Space is sublet (other than pursuant to a Permitted Transfer), but only 20% of the Office Space is sublet, Tenant's Second Extension Option shall not apply to the Lab Space, but Tenant's Second Extension Option shall apply to the Office Space. In the event more than 25% of the Office Space and more than 25% of the Lab Space is sublet (other than pursuant to a Permitted Transfer), then Tenant's Second Extension Option shall not be available with respect to either the Office Space or the Lab Space; and; and

            D. The Lease has not been assigned (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) prior to the date that Tenant delivers its Second Initial Extension Notice or prior to the date Tenant delivers its Second Binding Notice;

            E. Tenant has exercised its First Extension Option in accordance with Section 3 of this EXHIBIT E.

     4.02.  TERMS APPLICABLE TO PREMISES DURING SECOND EXTENSION TERM.

            A. The initial Base Rent rate per rentable square foot for the Premises during the Second Extension Term shall equal the Prevailing Market (hereinafter defined) rate per rentable square foot for the Premises. Base Rent during the Second Extension Term shall increase, if at all, in accordance with the increases assumed in the determination of Prevailing Market rate. Base Rent attributable to the Premises shall be payable in monthly installments in accordance with the terms and conditions of Section 4 of the Lease.

            B. Tenant shall pay Additional Rent (i.e., Taxes and Expenses) for the Premises during the Second Extension Term in accordance with EXHIBIT B of the Lease, and the manner and method in which Tenant reimburses Landlord for Tenant's share of Taxes and Expenses, and the Base Year, if any, applicable to such matter, shall be some of the factors considered in determining the Prevailing Market rate for the Second Extension Term.

     4.03. PROCEDURE FOR DETERMINING PREVAILING MARKET. Within 30 days after receipt of Tenant's Second Initial Extension Notice, Landlord shall advise Tenant of the applicable Base Rent rate for the Premises for the Second Extension Term. Tenant, within 15 days after the date on which Landlord advises Tenant of the applicable Base Rent rate for the Second Extension Term, shall either (i) give Landlord final binding written notice ("SECOND BINDING NOTICE") of Tenant's exercise of its Second Extension Option, or (ii) if Tenant disagrees with Landlord's determination, provide Landlord with written notice of rejection (the "SECOND REJECTION NOTICE"). If Tenant fails to provide Landlord with either a Second Binding Notice or Second Rejection Notice within such 15 day period, Tenant's Second Extension Option shall be null and void and of no further force and effect. If Tenant provides Landlord with a Second Binding Notice, Landlord and Tenant shall enter into the Second Extension Amendment (as defined below) upon the terms and conditions set forth herein. If Tenant provides Landlord with a Second Rejection Notice, Landlord and Tenant shall work together in good faith to agree upon the Prevailing Market rate for the Premises during the Second Extension Term. When Landlord and Tenant have agreed upon the Prevailing Market rate for the Premises, such agreement shall be reflected in a written agreement between Landlord and Tenant, whether in a letter or otherwise, and Landlord and Tenant shall enter into the Second Extension Amendment in accordance with the terms and conditions hereof. Notwithstanding the foregoing, if Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within 30 days after the date Tenant provides Landlord with the Second Rejection Notice, Tenant, by written notice to Landlord (the "SECOND ARBITRATION NOTICE") within 5 days after the expiration of such 30 day period, shall have the right to have the Prevailing Market rate determined in accordance with the arbitration procedures described in

            Section 4.04 below. If Landlord and Tenant are unable to agree upon the Prevailing Market rate for the Premises within the 30 day period described and Tenant fails to timely exercise its right to arbitrate, Tenant's Second Extension Option shall be deemed to be null and void and of no further force and effect.

     4.04.  ARBITRATION PROCEDURE.

            A. If Tenant provides Landlord with a Second Arbitration Notice, Landlord and Tenant, within 5 days after the date of the Second Arbitration Notice, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Prevailing Market rate for the Premises during the Second Extension Term (collectively referred to as the "ESTIMATES"). If the higher of such Estimates is not more than 105% of the lower of such Estimates, then Prevailing Market rate shall be the average of the two Estimates. If the Prevailing Market rate is not resolved by the exchange of Estimates, then, within 7 days after the exchange of Estimates, Landlord and Tenant shall each select an appraiser to determine which of the two Estimates most closely reflects the Prevailing Market rate for the Premises during the Second Extension Term. Each appraiser so selected shall be certified as an MAI appraiser or as an ASA appraiser and shall have had at least 5 years experience within the previous 10 years as a real estate appraiser working in Cambridge, Massachusetts, with working knowledge of current rental rates and practices. For purposes hereof, an "MAI" appraiser means an individual who holds an MAI designation conferred by, and is an independent member of, the American Institute of Real Estate Appraisers (or its successor organization, or in the event there is no successor organization, the organization and designation most similar), and an "ASA" appraiser means an individual who holds the Senior Member designation conferred by, and is an independent member of, the American Society of Appraisers (or its successor organization, or, in the event there is no successor organization, the organization and designation most similar).

            B. Upon selection, Landlord's and Tenant's appraisers shall work together in good faith to agree upon which of the two Estimates most closely reflects the Prevailing Market rate for the Premises. The Estimate chosen by such appraisers shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises during the Second Extension Term. If either Landlord or Tenant fails to appoint an appraiser within the 7 day period referred to above, the appraiser appointed by the other party shall be the sole appraiser for the purposes hereof. If the two appraisers cannot agree upon which of the two Estimates most closely reflects the Prevailing Market within 20 days after their appointment, then, within 10 days after the expiration of such 20 day period, the two appraisers shall select a third appraiser meeting the aforementioned criteria. Once the third appraiser (i.e. arbitrator) has been selected as provided for above, then, as soon thereafter as practicable but in any case within 14 days, the arbitrator shall make his determination of which of the two Estimates most closely reflects the Prevailing Market rate and such Estimate shall be binding on both Landlord and Tenant as the Base Rent rate for the Premises. If the arbitrator believes that expert advice would materially assist him, he may retain one or more qualified persons to provide such expert advice. The parties shall share equally in the costs of the arbitrator and of any experts retained by the arbitrator. Any fees of any appraiser, counsel or experts engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such appraiser, counsel or expert.

            C. If the Prevailing Market rate has not been determined by the commencement date of the Second Extension Term, Tenant shall pay Base Rent upon the terms and conditions in effect during the last month of the First Extension Term for the Premises until such time as the Prevailing Market rate has been determined. Upon such determination, the Base Rent for the Premises shall be retroactively adjusted to the commencement of the Second Extension Term for the Premises. If such adjustment results in an underpayment of Base Rent by Tenant, Tenant shall pay Landlord the amount of such underpayment within 30 days after the determination thereof. If such adjustment results in an overpayment of Base Rent by Tenant, Landlord shall credit such overpayment against the next installment of Base Rent due under the Lease and, to the extent necessary, any subsequent installments, until the entire amount of such overpayment has been credited against Base Rent.

     4.05. SECOND EXTENSION AMENDMENT. If Tenant is entitled to and properly exercises its Second Extension Option, Landlord shall prepare an amendment (the "SECOND EXTENSION AMENDMENT") to reflect changes in the Base Rent, Term, Termination Date and other appropriate terms. The Second Extension Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the Second Binding Notice or other written agreement by Landlord and Tenant regarding the Prevailing Market rate, and Tenant shall execute and return the Second Extension Amendment to Landlord within 15 days after Tenant's receipt of same, but, upon final determination of the Prevailing Market rate applicable during the Second Extension Term as described herein, an otherwise valid exercise of the Second Extension Option shall be fully effective whether or not the Second Extension Amendment is executed.

     4.06. DEFINITION OF PREVAILING MARKET. For purposes of this Second Extension Option, "PREVAILING MARKET" shall mean the arms length fair market annual rental rate per rentable square foot under renewal leases and amendments entered into on or about the date on which the Prevailing Market is being determined hereunder for space comparable to the Premises in the Buildings and office buildings comparable to the Buildings in Cambridge, Massachusetts. The determination of Prevailing Market shall take into account any material economic differences between the terms of this Lease and any comparison lease or amendment, such as rent abatements, construction costs and other concessions and the manner, if any, in which the landlord under any such lease is reimbursed for operating expenses and taxes. The determination of Prevailing Market shall also take into consideration any reasonably anticipated changes in the Prevailing Market rate from the time such Prevailing Market rate is being determined and the time such Prevailing Market rate will become effective under this Lease.

5.   RIGHT OF FIRST OFFER.

     5.01. GRANT OF OPTION; CONDITIONS. Tenant shall have the continuing right of first offer (the "RIGHT OF FIRST OFFER") with respect to the 18,035 rentable square feet known as suite number 1700 on the 17th floor of the Office Building shown on the demising plan attached hereto as EXHIBIT A-1 (the "OFFERING SPACE"). Tenant's Right of First Offer shall be exercised as follows: at any time after Landlord has determined that the existing tenant in any portion of the Offering Space will not extend or renew the term of its lease for such portion of the Offering Space (but prior to leasing such portion of the Offering Space to a party other than the existing tenant), Landlord shall advise Tenant (the "ROFO ADVICE") of the terms under which Landlord is prepared to lease the applicable Offering Space to Tenant for the remainder of the Term, which terms shall reflect the Prevailing Market (hereinafter defined) rate for such Offering Space as reasonably determined by Landlord. Tenant may lease such Offering Space in its entirety only, under such terms, by delivering written notice of exercise to Landlord (the "ROFO NOTICE OF EXERCISE") within 5 Business Days after the date the ROFO Advice is deemed to have been received by Tenant (in accordance with Section 24 of the Lease), except that Tenant shall have no such Right of First Offer and Landlord need not provide Tenant with a ROFO Advice, if:

            A. Tenant is in Default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the ROFO Advice; or

            B. the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time Landlord would otherwise deliver the ROFO Advice; or

            C. the Lease has been assigned (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) prior to the date Landlord would otherwise deliver the ROFO Advice; or

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            D.   Tenant is not occupying the Premises on the date Landlord would otherwise deliver the ROFO Advice; or

            E. the applicable portion of the Offering Space is not intended for the exclusive use of Tenant during the Term; or

            F. the existing tenant in the applicable portion of the Offering Space is interested in extending or renewing its lease for such applicable portion of the Offering Space or entering into a new lease for such applicable portion of the Offering Space.

     5.02.  TERMS FOR OFFERING SPACE.

            A. The term for each applicable portion of the Offering Space shall commence upon the commencement date stated in the ROFO Advice and thereupon each such applicable portion of the Offering Space shall be considered a part of the Premises, provided that all of the terms stated in the ROFO Advice shall govern Tenant's leasing of such applicable portion of the Offering Space and only to the extent that they do not conflict with the ROFO Advice, the terms and conditions of this Lease shall apply to such applicable portion of the Offering Space.

            B. Tenant shall pay Base Rent and Additional Rent for each applicable portion of the Offering Space in accordance with the terms and conditions of the ROFO Advice, which terms and conditions shall reflect the Prevailing Market rate for such applicable portion of the Offering Space as determined in Landlord's reasonable judgment.

            C. Each applicable portion of the Offering Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the applicable portion of the Offering Space or as of the date the term for such applicable portion of the Offering Space commences, unless the ROFO Advice specifies any work to be performed by Landlord in such applicable portion of the Offering Space, in which case Landlord shall perform such work in the applicable portion of the Offering Space. If Landlord is delayed delivering possession of the applicable portion of the Offering Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for such applicable portion of the Offering Space shall be postponed until the date Landlord delivers possession of the applicable portion of the Offering Space to Tenant free from occupancy by any party.

     5.03. TERMINATION OF RIGHT OF FIRST OFFER. The rights of Tenant hereunder with respect to each applicable portion of the Offering Space shall terminate on the earlier to occur of: (i) November 30, 2014; (ii) Tenant's failure to exercise its Right of First Offer within the 5 Business Day period provided in Section 5.01 above; and (iii) the date Landlord would have provided Tenant a ROFO Advice if Tenant had not been in violation of one or more of the conditions set forth in
            Section 5.01 above. In addition, if Landlord provides Tenant with a ROFO Advice for any portion of the Offering Space that contains expansion rights (whether such rights are described as an expansion option, right of first refusal, right of first offer or otherwise) with respect to any other portion of the Offering Space (such other portion of the Offering Space subject to such expansion rights is referred to herein as the "ENCUMBERED OFFERING SPACE") and Tenant does not exercise its Right of First Offer to lease the Offering Space described in the ROFO Advice, Tenant's Right of First Offer with respect to the Encumbered Offering Space shall be subject and subordinate to all such expansion rights contained in the ROFO Advice. Notwithstanding the foregoing, if (i) Tenant was entitled to exercise its Right of First Offer, but failed to provide Landlord with a ROFO Notice of Exercise within the 5 Business Day period provided in Section 5.01 above, and (ii) Landlord does not enter into a lease for the applicable portion of the Offering Space within a period of 12 months following the date of the ROFO Advice, Tenant shall once again have a Right of First Offer with respect to such portion of the Offering Space. In addition, subject to the provisions of sub-clauses (i) and (iii) in the first sentence of this Section 5.03 above, if Landlord does enter into a lease for the applicable portion of the Offering Space with a third party tenant (the "ROFO PROSPECT"), Tenant shall have a Right of First Offer on such portion of the Offering Space (subject to the terms hereof) upon the expiration of the lease (including any renewals or extensions thereof) with the ROFO Prospect.

     5.04. OFFERING AMENDMENT. If Tenant exercises its Right of First Offer, Landlord shall prepare an amendment (the "OFFERING AMENDMENT") adding the applicable portion of the Offering Space to the Premises on the terms set forth in the ROFO Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant's Pro Rata Share and other appropriate terms. A copy of the Offering Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the ROFO Notice of Exercise executed by Tenant, and Tenant shall execute and return the Offering Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Offer shall be fully effective whether or not the Offering Amendment is executed.

     5.05. DEFINITION OF PREVAILING MARKET. For purposes of this Right of First Offer provision, "PREVAILING MARKET" shall mean the annual rental rate per square foot for space comparable to the applicable portion of the Offering Space in the Office Building and office buildings comparable to the Office Building in the Cambridge, Massachusetts area under leases and renewal and expansion amendments being entered into at or about the time that Prevailing Market is being determined, giving appropriate consideration to tenant concessions, brokerage commissions, tenant improvement allowances, existing improvements in the space in question, and the method of allocating operating expenses and taxes. Notwithstanding the foregoing, space leased under any of the following circumstances shall not be considered to be comparable for purposes hereof: (i) the lease term is for less than the lease term of the applicable Offering Space,
            (ii) the space is encumbered by the option rights of another tenant, or (iii) the space has a lack of windows and/or an awkward or unusual shape or configuration. The foregoing is not intended to be an exclusive list of space that will not be considered to be comparable.

     5.06. SUBORDINATION. Notwithstanding anything herein to the contrary, Tenant's Right of First Offer is subject and subordinate to the expansion rights (whether such rights are designated as a right of first offer, right of first refusal, expansion option or otherwise) of any tenant of the Buildings existing on the date hereof.

6.   RIGHT OF FIRST REFUSAL.

     6.01. GRANT OF OPTION; CONDITIONS. Tenant shall have the one time right of first refusal (the "RIGHT OF FIRST REFUSAL") with respect to the approximately 23,199 rentable square feet of space known as suite number 300 on the 3rd floor of the Science Building shown on the demising plan attached hereto as EXHIBIT A-2 (the "REFUSAL SPACE"). As of the date of this Lease, the Refusal Space is currently vacant and unoccupied. Tenant's Right of First Refusal shall be exercised as follows: when Landlord has a prospective tenant (the "ROFR PROSPECT") interested in leasing any portion of the Refusal Space in connection with the initial lease up of the Refusal Space, Landlord shall advise Tenant (the "ROFR ADVICE") of the terms under which Landlord is prepared to lease the applicable portion of the Refusal Space to such ROFR Prospect and Tenant may lease the applicable portion of the Refusal Space, under such terms, by providing Landlord with written notice of exercise (the "ROFR NOTICE OF EXERCISE") within 5 Business Days after the date the ROFR Advice is deemed to have been received by Tenant (in accordance with Section 24 of the Lease), except that Tenant shall have no such Right of First Refusal and Landlord need not provide Tenant with a ROFR Advice, if:

            A. Tenant is in Default under the Lease beyond any applicable cure periods at the time that Landlord would otherwise deliver the ROFR Advice; or

            B. the Premises, or any portion thereof, is sublet (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) at the time Landlord would otherwise deliver the ROFR Advice; or

            C. the Lease has been assigned (other than pursuant to a Permitted Transfer, as defined in Section 11 of the Lease) prior to the date Landlord would otherwise deliver the ROFR Advice; or

            D. the applicable portion of the Refusal Space is not intended for the exclusive use of Tenant during the Term; or

            E. Tenant is not occupying the Premises on the date Landlord would otherwise deliver the ROFR Advice.

     6.02.  TERMS FOR REFUSAL SPACE.

            A. The term for each applicable portion of the Refusal Space shall commence upon the commencement date stated in the ROFR Advice and thereupon each such applicable portion of the Refusal Space shall be considered a part of the Premises, provided that all of the terms stated in the ROFR Advice, including the termination date set forth in the ROFR Advice, shall govern Tenant's leasing of such applicable portion of the Refusal Space and only to the extent that they do not conflict with the ROFR Advice, the terms and conditions of the Lease shall apply to such applicable portion of the Refusal Space. Tenant shall pay Base Rent and Additional Rent for the Refusal Space in accordance with the terms and conditions of the ROFR Advice.

            B. Each applicable portion of the Refusal Space (including improvements and personalty, if any) shall be accepted by Tenant in its condition and as-built configuration existing on the earlier of the date Tenant takes possession of the applicable portion of the Refusal Space or the date the term for such applicable portion of the Refusal Space commences, unless the ROFR Advice specifies work to be performed by Landlord in such applicable portion of the Refusal Space, in which case Landlord shall perform such work in the applicable portion of the Refusal Space. If Landlord is delayed delivering possession of the applicable portion of the Refusal Space due to the holdover or unlawful possession of such space by any party, Landlord shall use reasonable efforts to obtain possession of the space, and the commencement of the term for such applicable portion of the Refusal Space shall be postponed until the date Landlord delivers possession of the applicable portion of the Refusal Space to Tenant free from occupancy by any party.

     6.03. TERMINATION OF RIGHT OF FIRST REFUSAL. The rights of Tenant hereunder with respect to each applicable portion of the Refusal Space shall terminate on the earlier to occur of (i) December 30, 2007; (ii) Tenant's failure to exercise its Right of First Refusal within the 5 Business Day period provided in Section 6.01 above; and
            (iii) the date Landlord would have provided Tenant a ROFR Advice if Tenant had not been in violation of one or more of the conditions set forth in Section 6.01 above. In addition, if Landlord provides Tenant with a ROFR Advice for any portion of the Refusal Space that contains expansion rights (whether such rights are described as an expansion option, right of first refusal, right of first offer or otherwise) with respect to any other portion of the Refusal Space (such other portion of the Refusal Space subject to such expansion rights is referred to herein as the "ENCUMBERED REFUSAL SPACE") and Tenant does not exercise its Right of First Refusal to lease the Refusal Space described in the ROFR Advice, Tenant's Right of First Refusal with respect to the Encumbered Refusal Space shall be subject and subordinate to all such expansion rights contained in the ROFR Advice.

     6.04. REFUSAL SPACE AMENDMENT. If Tenant exercises its Right of First Refusal, Landlord shall prepare an amendment (the "REFUSAL SPACE AMENDMENT") adding the applicable portion of the Refusal Space to the Premises on the terms set forth in the ROFR Advice and reflecting the changes in the Base Rent, Rentable Square Footage of the Premises, Tenant's Pro Rata Share and other appropriate terms. A copy of the Refusal Space Amendment shall be sent to Tenant within a reasonable time after Landlord's receipt of the ROFR Notice of Exercise executed by Tenant, and Tenant shall execute and return the Refusal Space Amendment to Landlord within 15 days thereafter, but an otherwise valid exercise of the Right of First Refusal shall be fully effective whether or not the Refusal Space Amendment is executed.

                                    EXHIBIT F

                                 NOTICE OF LEASE

     Notice is hereby given pursuant to Massachusetts General Laws, Chapter 183,
Section 4 of the following lease:

1.   LANDLORD:             [insert name of landlord as shown in lease]

2.   TENANT:               [insert name of tenant as shown in lease]

3.   DATE OF LEASE:        _____________ __,____.

4.   PREMISES:             [describe premises as described in lease, e.g.,"
                           _______ rentable square feet of space as more particularly described in the Lease on the _____ floor of the buildings known as and numbered_________________, ________Massachusetts, and more particularly described on EXHIBIT A attached hereto"].

5.   LEASE TERM:           [insert lease term without extensions].

6.   EXTENSION RIGHTS:     [insert extension options, e.g., "Two (2) options to
                           extend the term for five (5) years each, on the terms and conditions provided for by the Lease." If there are no extension rights, delete #6].

     The foregoing is a summary of certain terms of the Lease for purposes of giving notice thereof, and shall not be deemed to modify or amend the terms of the Lease.

     [USEFUL BUT NOT NECESSARY: FOR LANDLORD'S TITLE, SEE DEED OF
____________________ TO LANDLORD DATED ___________, ____ RECORDED WITH
THE_____________ REGISTRY OF DEEDS IN BOOK ____, PAGE ___ ].

     This Notice is executed under seal this ___ day of ___________________,
_______.


                                 LANDLORD: [INSERT NAME OF LANDLORD]


                                 By:
                                    -------------------------------
                                    Name:
                                    Title:


                                 TENANT: [INSERT NAME OF TENANT]


                                 By:
                                       -------------------------------
                                       Name:
                                       Title:

                        THE COMMONWEALTH OF MASSACHUSETTS

___________, ss.

     On this ___ day of ___________ 20___, before me, the undersigned notary public, personally appeared _____________________, proved to me through satisfactory evidence of identification, which was / / photographic identification with signature issued by a federal or state governmental agency, / / oath or affirmation of a credible witness, / / personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose. (as partner for ______partnership) (as ____ of ________corporation), (as ____ of ____ limited liability company), (as attorney in fact for_______________).

     Notary Public: ____________________________
     My Commission Expires: ____________________

                        THE COMMONWEALTH OF MASSACHUSETTS

___________, ss.

     On this ___ day of ___________ 2005, before me, the undersigned notary public, personally appeared ___________, proved to me through satisfactory evidence of identification, which was / / photographic identification with signature issued by a federal or state governmental agency, / / oath or affirmation of a credible witness, / / personal knowledge of the undersigned, to be the person whose name is signed on the preceding or attached document(s), and acknowledged to me that (he)(she) signed it voluntarily for its stated purpose. (as partner for ______partnership) (as ____ of ________corporation), (as ____ of ____ limited liability company), (as attorney in fact for_______________).

     Notary Public: _________________________________
     My Commission Expires: _________________________

                                    EXHIBIT A

                           Description of the Premises

                                    EXHIBIT G

                              LETTER OF CREDIT FORM

                         -------------------------------
                         [Name of Financial Institution]

                                                   Irrevocable Standby
                                                   Letter of Credit
                                                   No. ______________________
                                                   Issuance Date:_____________
                                                   Expiration Date:____________
                                                   Applicant:  CombinatoRx,
                                                   Incorporated

BENEFICIARY

MA-Riverview/245 First Street, L.L.C.
c/o Equity Office
100 Summer Street
Boston, Massachusetts 02110
Attention:  Property Manager

Ladies/Gentlemen:

     We hereby establish our Irrevocable Standby Letter of Credit in your favor for the account of the above referenced Applicant in the amount of Two Million Five Hundred Thousand and 00/100 U.S. Dollars ($2,500,000.00) available for payment at sight by your draft drawn on us when accompanied by the following documents:

1.   An original copy of this Irrevocable Standby Letter of Credit.

2. Beneficiary's dated statement purportedly signed by an authorized signatory or agent reading: "This draw in the amount of ______________________ U.S. Dollars ($____________) under your Irrevocable Standby Letter of Credit No. ____________________ represents funds due and owing to us pursuant to the terms of that certain lease by and between MA-RIVERVIEW/245 FIRST STREET, L.L.C., A DELAWARE LIMITED LIABILITY COMPANY, as landlord, and COMBINATORX, INCORPORATED, A DELAWARE CORPORATION, as tenant, and/or any amendment to the lease or any other agreement between such parties related to the lease."

     It is a condition of this Irrevocable Standby Letter of Credit that it will be considered automatically renewed for a one year period upon the expiration date set forth above and upon each anniversary of such date, unless at least 60 days prior to such expiration date or applicable anniversary thereof, we notify you in writing, by certified mail return receipt requested or by recognized overnight courier service, that we elect not to so renew this Irrevocable Standby Letter of Credit. A copy of any such notice shall also be sent, in the same manner, to: Equity Office Properties Trust, 2 North Riverside Plaza, Suite 2100, Chicago, Illinois 60606, Attention: Treasury Department. In addition to the foregoing, we understand and agree that you shall be entitled to draw upon this Irrevocable Standby Letter of Credit in accordance with 1 and 2 above in the event that we elect not to renew this Irrevocable Standby Letter of Credit and, in addition, you provide us with a dated statement purportedly signed by an authorized signatory or agent of Beneficiary stating that the Applicant has failed to provide you with an acceptable substitute irrevocable standby letter of credit in accordance with the terms of the above referenced lease. We further acknowledge and agree that: (a) upon receipt of the documentation required herein, we will honor your draws against this Irrevocable Standby Letter of Credit without inquiry into the accuracy of Beneficiary's signed statement and regardless of whether Applicant disputes the content of such statement; (b) this Irrevocable Standby Letter of Credit shall permit partial draws and, in the event you elect to draw upon less than the full stated amount hereof, the stated amount of this Irrevocable Standby Letter of Credit shall be automatically reduced by the amount of such partial draw; and (c) you shall be entitled to transfer your interest in this Irrevocable Standby Letter of Credit from time to time and more than one time without our approval and without charge. In the event of a transfer, we reserve the right to require reasonable evidence of such transfer as a condition to any draw hereunder.

     This Irrevocable Standby Letter of Credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision) ICC Publication No. 500.

     We hereby engage with you to honor drafts and documents drawn under and in compliance with the terms of this Irrevocable Standby Letter of Credit.

     All communications to us with respect to this Irrevocable Standby Letter of Credit must be addressed to our office located at
______________________________________________ to the attention of
__________________________________.

                                   Very truly yours,

                                   ---------------------------

                                            [name]
                                   ---------------------------

                                            [title}
                                   ---------------------------

                                    EXHIBIT H

                        LIST OF ENVIRONMENTAL SUBSTANCES

                                        1